As filed with the U.S. Securities and Exchange Commission on June 26, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Everbright Digital Holding Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	7310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1A, 10/F,

C-Bons International Centre,

108 Wai Yip Street, Kwun Tong,

Hong Kong

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1 (212) 588-0022	Richard A. Friedman, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel: (212) 653-8700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED JUNE 26, 2026

Up to 1,927,438 Ordinary Shares

Everbright Digital Holding Limited

We are offering in a best efforts basis up to 1,927,438 ordinary shares, par value US$0.00064 per share (the “Ordinary Shares”) of Everbright Digital Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability whose principal place of business is in Hong Kong, at an assumed offering price of US$4.41 per share which is the last reported sale price of our Ordinary Share, as reported on the Nasdaq Capital Market on June 24, 2026.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EDHL.” On June 24, 2026, the last reported sales price of our Ordinary Shares on the Nasdaq Capital Market was US$4.41 per share. The public offering price for the securities in this offering will be determined at the time of pricing and may be at a discount to the current market price at the time. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us, the Placement Agent, and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the effective date of the registration statement of which this prospectus forms a part (the “Registration Statement”) and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor WestPark Capital, Inc. (“WestPark”, or the “Placement Agent”) have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged WestPark as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

Everbright Digital Holding Limited, or Everbright Cayman, is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong through Hong Kong United Metaverse Limited, or HKUML. References to the “Company,” “we,” “us,” and “our” in the prospectus are to Everbright Cayman, the Cayman Islands entity that will issue the Ordinary Shares being offered, and its subsidiaries. References to “HKUML” or “Operating Subsidiary” are to our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Everbright Cayman, the holding company in the Cayman Islands, instead of the shares of HKUML. Investors in this offering may never directly hold any equity interests in HKUML.

All of our operations are conducted by our indirect wholly owned Operating Subsidiary in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from Mainland China, including having its own distinct laws and regulations. We do not have any operation or maintain office or personnel in Mainland China. Furthermore, none of our customers and suppliers are located in Mainland China. We currently do not have or intend to set up any subsidiary in Mainland China, and do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in Mainland China. As of the date of this prospectus, as advised by Khoo & Co., our counsel as to the laws of Hong Kong, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC.

However, due to the constitutional relationship between Mainland China and Hong Kong under the “one country, two systems” framework, there is inherent uncertainty as to whether and how PRC laws and regulations may evolve to affect companies operating in Hong Kong in the future. While the Basic Law currently limits the application of PRC national laws in Hong Kong to those listed in Annex III thereof (which is confined to laws relating to defense, foreign affairs, and other matters outside the autonomy of Hong Kong), we cannot assure you that there will be no changes to this framework or that the PRC government will not, in the future, seek to extend its regulatory oversight to Hong Kong-based companies such as us. If, in the future, the PRC government were to take actions that subject our operations in Hong Kong to PRC laws and regulations, or seek to exert influence over our business activities or this offering, such actions could result in a material change in our operations and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, which could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in Which We Operate” beginning on page 22 of this prospectus.

As advised by Khoo & Co., our counsel as to the laws of Hong Kong, pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the Cyberspace Administration of China (the “CAC”) and the China Securities Regulatory Commission (the “CSRC”), do not apply to our businesses in Hong Kong.

Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting if our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”), have been imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, OneStop Assurance PAC (“OneStop”), the independent registered public accounting firm, headquartered in Singapore, that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023 and inspection report released in July 2023. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong due to positions taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 41. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of HKUML regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

No regulatory approval is required for Everbright Cayman to transfer cash to its subsidiaries: Everbright Cayman is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Everbright Cayman’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary HKUML subject to certain restrictions laid down in the BVI Business Companies Act 2004 (As Revised) and memorandum and articles of association of the relevant Everbright Cayman’s subsidiary incorporated under the laws of the BVI. As a holding company, Everbright Cayman may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (As Revised), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such a company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Everbright Cayman’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Everbright Cayman. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our Operating Subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 7 and “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 33 of this prospectus.

As of the date of this prospectus, neither Everbright Cayman nor HKUML has declared or made any dividend or other distribution to their shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by subsidiaries to our Cayman Islands holding company. Everbright Cayman and its subsidiaries do not have any plans to distribute earnings in the foreseeable future. For a more detailed discussion of how cash is transferred among Everbright Cayman and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 7, “Dividend Policy” on page 53 and the audited consolidated financial statements and the accompanying footnotes beginning on F-1 of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Everbright Cayman to HKUML or from HKUML to Everbright Cayman, our shareholders and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, distribute earnings and pay dividends to and from the other entities within our organization, or reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. For a more detailed discussion of this risk, see “Transfers of Cash to and from Our Subsidiaries” on page 7 and “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 33 of this prospectus.

Assuming the Company issues more than 583,725 Ordinary Shares in this offering, the Company will lose its “controlled company” status. Dr. Leung Chun Yip, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Dr. Leung Chun Yip has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we are currently a “controlled company” within the meaning of the Nasdaq listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure— Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 32 and “Management — Controlled Company” on page 82 of this prospectus.

	Per Ordinary Share	Total
Public offering price	$4.41	$8,500,002
Placement agent commission(1)	$0.29	$552,500
Proceeds to the Company before expenses	$4.12	$7,947,501

(1)	We have agreed to pay WestPark Capital Inc. (the “Placement Agent”) a cash commission equal to 6.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for legal expenses of up to US$50,000. See “Plan of Distribution.”

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 22 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary — Implications of Being an Emerging Growth Company” on pages 22 and 20, respectively.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Risk Factors” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.” on pages 22 and 20, respectively.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The date of this prospectus is          , 2026

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted.

The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

i

ABOUT THIS PROSPECTUS

Neither we nor the Placement Agent has authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the Placement Agent take responsibility for, and provide no assurance about the reliability of, any information that others may give you. Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Placement Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Everbright Cayman is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise in this prospectus, references to

●	“$,” “dollars,” “US$,” or “U.S. dollars” are to the legal currency of the United States;

●	“Amended and Restated Memorandum and Articles of Association” means collectively the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association;

●	“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted by special resolution passed on September 30, 2025 and effective on February 9, 2026, as amended from time to time;

●	“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company adopted by special resolution passed on September 30, 2025 and effective on February 9, 2026, as amended from time to time;

●	“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public;

●	“BVI Act” are to the BVI Business Companies Act, 2004 (As Revised);

●	“BVI” are to the British Virgin Islands;

●	“CAGR” means compound annual growth rate;

●	“China” or “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Chinese Yuan” or “RMB” means the lawful currency of the People’s Republic of China;

●	“Company,” “our Company,” or “Everbright Cayman” means Everbright Digital Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 18, 2023;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“Controlling Shareholder” means Dr. Leung Chun Yip;

●	“Directors” means the directors of our Company as of the date of this prospectus, unless otherwise stated;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“Executive Directors” means the executive Directors of our Company as of the date of this prospectus, unless otherwise stated;

●	“Executive Officers” means the executive officers of our Company as of the date of this prospectus, unless otherwise stated;

●	“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors;

●	“HK$” and “HK Dollar” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Independent Directors” means the independent non-executive directors of our Company as of the date of this prospectus, unless otherwise stated;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

●	“Operating Subsidiary” or “HKUML” means Hong Kong United Metaverse Limited, a private company limited by shares incorporated in Hong Kong on December 31, 2021, and a wholly-owned subsidiary of our Company. On May 13, 2022, HKUML changed its name from Hong Kong Zhuhai Technology Company Limited to Hong Kong United Metaverse Limited;

●	“Ordinary Shares” are to the ordinary shares of Everbright Digital Holding Limited, par value US$0.00064 per share;

●	“PRC” means the People’s Republic of China;

●	“PRC government” or “Chinese government” or are to the government of Mainland China for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States.

We do not have any material operations of our own. We are a holding company with operations conducted in Hong Kong through our Hong Kong subsidiary HKUML, using Hong Kong dollars, the currency of Hong Kong. The HKUML reporting currency is in Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using an average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The balance sheet amounts, with the exception of shareholders’ equity on December 31, 2025, was translated at HK$7.78 to $1.00. The shareholders’ equity accounts were stated at their historical rate. The balance sheet amounts, with the exception of shareholders’ equity on December 31, 2024 and 2023, were translated at HK$7.82 to $1.00 and HK$7.82 to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to the statement of income accounts for the years ended December 31, 2025 and 2024 were HK$7.80 to $1.00 and HK$7.82 to $1.00, respectively. Cash flows are also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. No representation is made that the HK$ amounts could have been, or could be, converted, realized, or settled into US$ at such rate or any other rate.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services to support businesses through every stage of their development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that address the specific needs of our clients in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients includes, but is not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, we tailor our marketing solutions based on our clients’ needs, and work together with them to implement our customized design and execute marketing plan for their target customers. We also take a hands-on approach to develop a custom metaverse solution for our clients by directly collaborating with suppliers on the design and implementation.

We also take a hands-on approach to develop a custom metaverse solution for our clients by directly collaborating with suppliers on the design and implementation. We lead the strategic design and conceptualization of these offerings, determining key objectives, target audience, and the desired level of immersion and integration between the virtual and physical realms. We also identify the essential features to be included in the metaverse solution and provide guidelines to our suppliers, who then handle the technical execution. This involves building the 3D virtual environments, developing the augmented reality components, testing the final products to identify and address any technical issues, and optimizing the performance and stability of the complete solution.

In the years ended December 31, 2024 and 2025 we recorded revenue of US$2,761,798 and US$1,862,231 respectively. Revenue decreased 32.6% from US$2,761,798 in 2024 to US$1,862,231 in 2025. For the same periods, we recorded gross profit (revenue minus cost of revenue) of US$1,626,872 and US$1,217,236, respectively, representing a 25.2% decrease and we recorded gross profit margins of 58.9% and 65.4%, respectively. We recorded net profit margins of 13.7% in the year ended December 31, 2024 and we recorded net loss of US$2,246,178 in the year ended December 31, 2025. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have worked with over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. The market in which we operate, namely Hong Kong’s digital marketing solution market, is highly fragmented and competitive. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve, representing a market potential multiple times larger than our current opportunity. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. We focus on complex digital solutions and aim to provide higher value services and solutions for our clients. Through the projects we have designed, organized and managed, we are committed to improving the awareness and reputation of the brands and products of our clients, thereby increasing their sales and market share. Our goal is to achieve significant brand building and promote the unique value of our clients’ products among their targeted recipients.

Our Challenges

The ever-changing nature and technology of our industry requires us to continually keep up with the latest trends and developments.

The 3D and Augmented Reality services which we provide uses technology which is subject to change, and new technology developed may result in a more comprehensive product with more features. We will have to identify such trends to understand the present state of technology, as well as meet our customers’ increased demands based on the available technology. This could result in increased costs for us, as well as require us to adapt to the latest technology in order to continually meet our customer’s requests.

Being a new form of media, government regulations regarding our industry may be subject to rapid changes

As a relatively new form of media, regulations governing the use of our technology to develop marketing solutions are limited and are based off traditional forms of media. As such, increased regulatory scrutiny in the future may result in new regulations which we will have to comply with. The extent and scope to which these new regulations are presently unknown, and we may face increased costs for compliance. Furthermore, any such regulations may be subject to rapid changes given the ever-changing nature of our industry, and we may have to place greater efforts on compliance.

Our Competitive Strengths

We offer comprehensive, integrated, scalable and one-stop digital marketing solutions customized to the needs of our corporate customers

Established in 2021, we offer innovation solutions including metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, intellectual property (IP) character creation and social media marketing. Through these broadly diversified marketing services, complemented by our experienced and effective professional team, we are able to offer innovative, multi-dimensional, comprehensive and high-quality one-stop integrated marketing solutions to our clients and thereby assist our clients to maximize their brand awareness. Compared to our competitors, we believe that we are more capable of formulating insightful and creative marketing initiatives, precisely identifying final consumers and delivering attractive and tailor-made marketing solutions to maximize the marketing returns for our customers. For example, in contrast to firms which provide traditional marketing solutions which sell existing templates created by their in-house design team, our own professional creative team will help design and create specific intellectual properties based on the business nature and model of our clients. We will then liaise with the most suitable supplier to execute such intellectual property design. The supplier will handle the technical execution and production of the custom intellectual properties. This includes developing the visual designs and artwork for the IPs, as well as producing any necessary 3D models, animations, and/or interactive elements, whenever applicable.

Our customer base spans a diverse array of industries and organizations

Our customer base spans a wide range of industries and organizations, giving us a distinct competitive advantage in the integrated marketing solutions space. We have facilitated digital marketing solutions for over 20 corporate clients, including real estate developers, concert organizers, and public charitable organizations. This diverse portfolio demonstrates our ability to deliver tailored solutions that address the unique needs of businesses both large and small, domestic and international.

We experienced high growth in the provision of 3D and Augmented Reality solutions

As an integrated marketing solutions provider in Hong Kong, we have established a clear competitive advantage through our exceptional performance in the provision of 3D and Augmented Reality services. By seamlessly blending these immersive capabilities into our comprehensive suite of digital marketing solutions, our revenue generated from the provision of 3D and Augmented Reality solutions has experienced remarkable growth from US$634,527 in the year ended December 31, 2022 to US$2,233,309 in the year ended December 31, 2023. This exponential expansion underscores our deep expertise and innovative approach in leveraging 3D and Augmented Reality technologies to drive transformative digital experiences for our clients. Our revenue generated from the provision of 3D and Augmented Reality solutions decreased from US$2,233,309 in the year ended December 31, 2023 to US$1,204,348 in the year ended December 31, 2024 representing a 46.1% decrease. The decrease was due to actively selling our clients other consultancy services on top of pure 3D and Augmented Reality service. Our revenue generated from the provision of 3D and Augmented Reality solutions decreased from US$1,204,348 in the year ended December 31, 2024 to nil in the year ended December 31, 2025 representing a 100.0% decrease. The decrease was due to global economic uncertainty and downward market trends, which prompted potential clients to exercise increased caution regarding their expenditures. This could be evidenced from the increase in our total solutions service discussed below.

Our ability to rapidly scale our 3D and Augmented Reality offerings in response to surging market demand is a testament to the strength of our technical capabilities and the agility of our delivery model. This allows us to consistently provide our clients with innovative, future-focused solutions that captivate their audiences and deliver measurable business impact.

Furthermore, our consistent growth in this dynamic segment reflects the trust and confidence our customers have placed in our metaverse-driven solutions. As enterprises across Hong Kong and beyond seek to future-proof their digital marketing strategies, they increasingly turn to our team of experts to guide them through the integration of 3D and Augmented Reality technologies. This accelerating demand for our 3D and Augmented Reality solutions underscores the competitive edge we have cultivated in the realm of immersive marketing. By seamlessly blending these emerging capabilities with our holistic suite of integrated solutions, we empower our clients to stand out in an increasingly crowded and digitally driven marketplace.

We have an experienced management team with proven track record for innovations and execution

We have an experienced management team, led by Dr. Leung Chun Yip, our founder, Chairman of the Board, and Chief Executive Officer, who has been instrumental in spearheading the growth of our Group. Dr. Leung Chun Yip has over 20 years of corporate management experience in Hong Kong and is primarily responsible for the planning and execution of our Group’s business strategies and managing our Group’s customer relationships. Our Group is also supported by an experienced management team with substantial experience in the digital marketing solution industry. For more information, please see the section titled “Management — Executive Directors and Officers.”

Growth Strategies

We intend to grow our business by pursuing the following key strategies:

Increase our clientele by progressively entering the Asia-Pacific markets for digital marketing solutions.

We are committed to steadily expanding our client base by progressively penetrating digital marketing solution markets in the Asia-Pacific region. Given our expertise in the metaverse and related cutting-edge technologies, we are well-positioned to provide enterprises across diverse industries with comprehensive, one-stop digital marketing services. This comprehensive suite of solutions supports clients throughout the entire lifecycle of their enterprise development.

Build new client partnerships while strengthening our ties with current clients.

We are committed to fostering strong, long-lasting relationships with both new and existing clients. Utilizing our knowledge of the metaverse and contemporary digital technology, we desire to be a reliable resource for businesses looking for all-inclusive, one-stop digital marketing services to aid in their growth.

Strengthens core capabilities through ongoing research and development.

We remain committed to strengthening our core technological capabilities through ongoing research and development efforts. Operating at the forefront of the metaverse and related digital realms, we recognize the importance of maintaining an innovative edge. We intend to increase research and development investment in enhancing our data analytics and process automation. We aim to gain deeper insights into customer behavior and market trends, while improving our operational efficiency. We intend to develop custom data models and algorithms that can help to segment the target audience, personalize content and optimize marketing campaigns and invest in data analytics tools that can help us derive insights from our marketing data. Meanwhile, we target to utilize artificial intelligence and machine learning to enhance our automation capabilities and further integrate with other business systems, such as customer relationship management, enterprise resource planning, and project management software, to create a seamless, end-to-end workflow. This enables us to deliver more personalized and seamless digital experiences for our clients.

Attract, Develop, Train, and Retain Highly Skilled Professionals.

We recognize that our most valuable asset is our team of highly skilled, innovative professionals. In order to fuel our continued expansion and solidify our position in the metaverse and digital marketing space, we are committed to implementing a comprehensive strategy focused on attracting, developing, training, and retaining top talent.

Corporate Structure and History

As of the date of this prospectus, our Group is comprised of the Company, its immediate holding company, Everbright Digital Global Limited (“Digital Global”) and its subsidiaries, Everbright Digital International Limited (“Digital International”), and HKUML.

Corporate Structure

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung, and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Our Company was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr.  Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Initial Public Offering

On April 21, 2025, the Company completed its initial public offering of 1,500,000 Ordinary Shares at the public offering price of US$4.00 per Ordinary Share on Nasdaq, as a result of which the Company had 26,500,000 Ordinary Shares issued and outstanding.

Over-allotment Option

On May 19, 2025, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, partially exercised its over-allotment option to purchase an additional 160,000 Ordinary Shares, as a result of which the Company had 26,660,000 Ordinary Shares issued and outstanding.

Reverse Split

On January 16, 2026, the board of directors of the Company, approved amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association. The amendments provide for: (i) a reverse share split of the Company’s ordinary shares at a ratio of 1-for-16 (the “Reverse Share Split”), such that every sixteen (16) issued ordinary shares are combined into one (1) issued ordinary share, with fractional shares rounded to the nearest whole share; and (ii) a restatement of the Company’s authorized share capital to 1,250,000,000 shares of USD 0.00004 par value each to 78,125,000 shares of USD 0.00064 par value each. The Company’s ordinary shares began trading on a post-split basis on the Nasdaq Stock Market on February 9, 2026. Following the Reverse Share Split, the number of issued and outstanding ordinary shares was reduced from 26,660,000 to 1,666,250.

As of the date of this prospectus, the Company has 1,666,275 Ordinary Shares issued and outstanding.

Organization Chart

The following diagram illustrates our corporate structure as of the date of this prospectus.

Holding Company Structure

Everbright Cayman is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong through our Operating Subsidiary in Hong Kong. This is an offering of the Ordinary Shares of Everbright Cayman, the holding company in the Cayman Islands, instead of the shares of HKUML. Investors in this offering will not directly hold any equity interests in HKUML.

As a result of our corporate structure, Everbright Cayman’s ability to pay dividends may depend upon dividends paid by HKUML. If our existing operating subsidiary HKUML or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Corporate Information

Everbright Cayman was incorporated in the Cayman Islands on May 18, 2023. Our registered office in the Cayman Islands is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is at Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong. Our telephone number at this location is +(852) 8493 8618. Our principal website address is https://umeta.hk/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Transfers of Cash to and from Our Subsidiaries

Everbright Cayman has no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiary, HKUML. Everbright Cayman may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Everbright Cayman, our holding company incorporated in the Cayman Islands, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Everbright Cayman.

There is no restriction under the Companies Act on the amount of funding that Everbright Cayman may provide to its subsidiary in Hong Kong (i.e., Everbright Cayman to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Everbright Cayman. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to Everbright Cayman, through dividend distributions out of profits available for distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Companies Act and our Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Everbright Cayman and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Everbright Cayman and U.S. investors and amounts owed. See “Regulations” on page 77 and “Dividend Policy” on page 53.

We believe the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Everbright Cayman to the Operating Subsidiary or from the Operating Subsidiary to Everbright Cayman, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

Digital International, formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary HKUML subject to certain restrictions laid down in the BVI Business Companies Act 2004 (As Revised) and memorandum and articles of association of Digital International incorporated under the laws of the BVI.

Everbright Cayman, our holding company, since its incorporation on May 18, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to Everbright Cayman. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Everbright Cayman and its subsidiaries, or by the Operating Subsidiary to Everbright Cayman. For the fiscal years ended December 31, 2024 and 2025, our Operating Subsidiary has not declared any dividends to its then shareholders.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 33 for more information.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 22 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Doing Business in the Jurisdictions in which We Operate

●	All of our operations are conducted in Hong Kong. While PRC laws and regulations do not currently apply directly to our operations by virtue of the Basic Law, changes in the legal and regulatory framework governing the relationship between Mainland China and Hong Kong, or the future extension of PRC laws and regulations to Hong Kong, could materially affect our business, results of operations, and the value of our Ordinary Shares. See more detailed discussion of this risk factor on page 22 of this prospectus.

●	Our Operating Subsidiary is located in and operates its business in Hong Kong, a special administrative region of the PRC. HKUML does not have any operations in Mainland China and is not regulated by any Mainland China regulator. As a result, the laws and regulations of Mainland China do not currently have any material impact on our business, financial condition, or results of operations. Pursuant to the Basic Law, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law; national laws and regulations relating to data protection, cybersecurity, and anti-monopoly have not been listed in Annex III and therefore do not currently apply directly to Hong Kong. However, due to uncertainty as to the future development and application of PRC laws and regulations in Hong Kong, and the possibility that the PRC government may in the future seek to extend its regulatory authority over Hong Kong-based companies, we face contingent regulatory and legal risks that could, if realized, have a material adverse impact on our business, financial condition, and results of operations, and on the value of our Ordinary Shares. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary. See more detailed discussion of this risk factor on page 24 of this prospectus.

●	The PRC government does not currently exert direct influence over the manner in which we conduct our business activities in Hong Kong. However, if PRC laws and regulations were in the future extended or applied to our operations in Hong Kong, this could materially affect our business and the value of our Ordinary Shares.. See more detailed discussion of this risk factor on page 24 of this prospectus.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. See more detailed discussion of this risk factor on page 24 of this prospectus.

●	The approval of the China Securities Regulatory Commission is not required in connection with this offering, but we cannot guarantee that it will not be required in the future. See more detailed discussion of this risk factor on page 25 of this prospectus.

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 26 of this prospectus.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiaries. See more detailed discussion of this risk factor on page 27 of this prospectus.

●	Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations. See more detailed discussion of this risk factor on page 27 of this prospectus.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 28 of this prospectus.

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 29 of this prospectus.

Risks Relating to Our Corporate Structure

●	Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See more detailed discussion of this risk factor on page 32 of this prospectus.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. See more detailed discussion of this risk factor on page 33 of this prospectus.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See more detailed discussion of this risk factor on page 34 of this prospectus.

Risks Related to Our Business and Industry:

●	We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration. See more detailed discussion of this risk factor on page 35 of this prospectus.

●	We have derived a substantial portion of our balance of accounts from one supplier, which may expose us to risks relating to supplier concentration. See more detailed discussion of this risk factor on page 36 of this prospectus.

●	We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance. See more detailed discussion of this risk factor on page 36 of this prospectus.

●	Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter. See more detailed discussion of this risk factor on page 36 of this prospectus.

●	Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements. See more detailed discussion of this risk factor on page 36 of this prospectus.

●	Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our marketing and information technology solutions sold to our customers. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	We are exposed to the credit risks of our customers. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted. See more detailed discussion of this risk factor on page 38 of this prospectus.

●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. See more detailed discussion of this risk factor on page 38 of this prospectus.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	The success of our business is largely tied to the strength and reputation of our brand. If we fail to uphold and improve our brand and reputation, it could significantly and negatively impact the level of consumer recognition and trust in our services. See more detailed discussion of this risk factor on page 40 of this prospectus.

●	We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events. See more detailed discussion of this risk factor on page 40 of this prospectus.

●	If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer. See more detailed discussion of this risk factor on page 40 of this prospectus.

●	Our business is subject to risks generally associated with the metaverse and digital entertainment industry. See more detailed discussion of this risk factor on page 40 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering:

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See more detailed discussion of this risk factor on page 41 of this prospectus.

●	We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. See more detailed discussion of this risk factor on page 43 of this prospectus.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. See more detailed discussion of this risk factor on page 43 of this prospectus.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. See more detailed discussion of this risk factor on page 45 of this prospectus.

●	Certain recent offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See more detailed discussion of this risk factor on page 44 of this prospectus.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. See more detailed discussion of this risk factor on page 45 of this prospectus.

●	Short selling may drive down the market price of our Ordinary Shares. See more detailed discussion of this risk factor on page 45 of this prospectus.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences. See more detailed discussion of this risk factor on page 46 of this prospectus.

●	This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans. See more detailed discussion of this risk factor on page 46 of this prospectus.

●	Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions. See more detailed discussion of this risk factor on page 46 of this prospectus.

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See more detailed discussion of this risk factor on page 47 of this prospectus.

●	As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See more detailed discussion of this risk factor on page 47 of this prospectus.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See more detailed discussion of this risk factor on page 48 of this prospectus.

●	Certain judgments obtained against us or our auditor by our shareholders may not be enforceable. See more detailed discussion of this risk factor on page 48 of this prospectus.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies. See more detailed discussion of this risk factor on page 48 of this prospectus.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See more detailed discussion of this risk factor on page 49 of this prospectus.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. See more detailed discussion of this risk factor on page 49 of this prospectus.

●	Our compensation of directors and officers may not be publicly available. See more detailed discussion of this risk factor on page 50 of this prospectus.

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq. See more detailed discussion of this risk factor on page 50 of this prospectus.

●	Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See more detailed discussion of this risk factor on page 50 of this prospectus.

Recent Regulatory Development in the PRC

We are a holding company incorporated in the Cayman Islands with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). We do not expect the Measures to have an impact on our business, operations or this Offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). We believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one million users in total, of whom fewer than one thousand are individuals located in Mainland China; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; (iv) we do not place material reliance on the collection or processing of any personal information to maintain our business operations; (v) we have obtained the separate consent of any Mainland China-located individuals for the collection and storage of their personal information and data; and (vi) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or Approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

As of the date of this prospectus, we have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. We believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, neither Everbright Cayman nor our Operating Subsidiary, HKUML, is required to obtain any permissions or approvals from any PRC or Hong Kong governmental authority (i) in connection with this offering and the listing and trading of our Ordinary Shares on the Nasdaq Capital Market, or (ii) to operate our business as currently conducted. No such permissions or approvals have been applied for by us or by any of our subsidiaries, and no permissions or approvals have been denied by any relevant authority. This conclusion is based on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, as described further below.

Permissions Required in Connection with this Offering and Listing

We have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Everbright Cayman and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors in connection with this offering.

No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, Everbright Cayman and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. As of the date of this prospectus, apart from business registration certificates, our Hong Kong Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

With respect to PRC regulatory requirements specifically, Khoo & Co. has advised us that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law - including rules and regulations established by the CAC and the CSRC, and including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) that came into effect on March 31, 2023 - do not apply to our businesses in Hong Kong.

Based on such opinion, we are of the view that:

(1) we are not required to complete filing procedures with the CSRC pursuant to the Trial Measures in connection with this offering, because the Trial Measures apply to “domestic companies” with principal business activities conducted in Mainland China, and we have no operations, subsidiaries, VIE structures, revenues, or assets in Mainland China;

(2) we are not required to submit to a CAC cybersecurity review in connection with this offering, because (i) our Operating Subsidiary is incorporated in and operates exclusively in Hong Kong, without any subsidiary or VIE structure in Mainland China; (ii) as of the date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of fewer than one million users in total, of whom fewer than one thousand are individuals located in Mainland China, which is below the applicable threshold under the Measures for Cybersecurity Review (2021); (iii) all data collected by our Operating Subsidiary is stored on servers located in Hong Kong; and (iv) we have not been informed by any PRC governmental authority that we are subject to CAC cybersecurity review; and

(3) We are not required to obtain any approval under the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) in connection with this offering, because the M&A Rules apply to offshore special purpose vehicles controlled directly or indirectly by PRC citizens or enterprises, and we are not so controlled.

No permissions or approvals in connection with this offering or the listing of our Ordinary Shares have been applied for by us or any of our subsidiaries, and no such permissions or approvals have been denied by any relevant authority.

Permissions Required to Operate Our Business

We have further relied on the opinion of Khoo & Co. that, based on their understanding of current Hong Kong law, as of the date of this prospectus, neither Everbright Cayman nor HKUML is required to obtain any permissions or approvals from any Hong Kong governmental authority to operate our business as currently conducted, other than standard business registration certificates, which our Operating Subsidiary has obtained and maintained. No such permissions or approvals have been applied for by us or any of our subsidiaries beyond those obtained in the ordinary course of business, and no such permissions or approvals have been denied by any relevant authority.

With respect to PRC permissions to operate our business, for the reasons set out above, the applicable PRC national laws — including the CAC cybersecurity regulations, the PRC Personal Information Protection Law, the PRC Data Security Law, and the CSRC regulations — do not currently apply to HKUML’s operations in Hong Kong by virtue of the Basic Law. We therefore do not believe we are required to obtain any permissions or approvals from PRC authorities to operate our business as currently conducted. No such permissions or approvals have been applied for by us or denied by any relevant authority.

Risk of Future Change

The foregoing conclusions are based on PRC and Hong Kong laws and regulations as currently in effect and as interpreted by our Hong Kong counsel as of the date of this prospectus. There is no assurance that the legal and regulatory framework will not change in the future. If the PRC government expands the categories of industries, companies, or transactions whose overseas securities offerings are subject to CSRC or CAC review, extends the application of the Trial Measures or cybersecurity review requirements to Hong Kong-based companies, or if applicable laws, regulations, or interpretations otherwise change, we may in the future be required to obtain permissions or approvals that are not currently required. In addition, if we inadvertently concluded that certain permissions were not required and such conclusion is later determined to be incorrect, any action by the PRC government could significantly limit or completely hinder our operations and our ability to offer or continue to offer Ordinary Shares to investors, and could cause the value of our Ordinary Shares to significantly decline or be worthless. For a more detailed discussion of these risks, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in Which We Operate” beginning on page 22 of this prospectus.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, OneStop Assurance PAC (“OneStop”), the independent registered public accounting firm, headquartered in Singapore, that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023 and inspection report released in July 2023.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 41.

Implications of Our Being a “Controlled Company”

As the date of this prospectus, we are a “controlled company” as defined under the Nasdaq Stock Market Rules as Dr. Leung Chun Yip, our Chairman of the Board, Executive Director and Chief Executive Officer, currently holds 67.52% of our total issued and outstanding Ordinary Shares and is able to exercise 67.52% of the total voting power of our authorized and issued shares. However, assuming the Company issues more than 583,725 Ordinary Shares, the Company will lose its “controlled company” status. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some of the available exemptions in the future. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

We are subject to the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

THE OFFERING

Issuer:	Everbright Digital Holding Limited

Ordinary Shares offered by us	Up to 1,927,438 Ordinary Shares, at an assumed offering price of US$4.41 per Ordinary Share, which is the last reported sale price of our Ordinary Shares on Nasdaq on June 24, 2026.

Ordinary Shares issued and outstanding prior to completion of this Offering	1,666,275 Ordinary Shares

Ordinary Shares issued and outstanding immediately after this Offering	3,593,713 Ordinary Shares, assuming a public offering price of US$4.41 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq on June 24, 2026

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EDHL”

Use of Proceeds

However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. Based on an assumed public offering price of $4.41 per Ordinary Share, we estimate that we will receive net proceeds of approximately $7.7 million from this offering, assuming the sales of all of the securities we are offering, after deducting estimated Placement Agent’s commissions and estimated offering expenses payable by us. We anticipate using the net proceeds of this offering primarily for general corporate and working capital purpose.

See “Use of Proceeds” on page 52 for more information.

Risk Factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Reasonable best efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 100 for more information.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to Doing Business in the Jurisdictions in which We Operate

All of our operations are conducted in Hong Kong. While PRC laws and regulations do not currently apply directly to our operations by virtue of the Basic Law, changes in the legal and regulatory framework governing the relationship between Mainland China and Hong Kong, or the future extension of PRC laws and regulations to Hong Kong, could materially affect our business, results of operations, and the value of our Ordinary Shares.

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. The operating subsidiary, or HKUML, does not have operation in Mainland China and is not regulated by any regulator in Mainland China. As a result, the laws and regulations of Mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current Mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of Mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Operating Subsidiary were to become subject to laws and regulations of Mainland China, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving Mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of Mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

Our Operating Subsidiary is located in and operates its business in Hong Kong, a special administrative region of the PRC. HKUML does not have any operations in Mainland China and is not regulated by any Mainland China regulator. As a result, the laws and regulations of Mainland China do not currently have any material impact on our business, financial condition, or results of operations. Pursuant to the Basic Law, national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law; national laws and regulations relating to data protection, cybersecurity, and anti-monopoly have not been listed in Annex III and therefore do not currently apply directly to Hong Kong. However, due to uncertainty as to the future development and application of PRC laws and regulations in Hong Kong, and the possibility that the PRC government may in the future seek to extend its regulatory authority over Hong Kong-based companies, we face contingent regulatory and legal risks that could, if realized, have a material adverse impact on our business, financial condition, and results of operations, and on the value of our Ordinary Shares.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We have no operations in Mainland China. Our operating subsidiary, or HKUML is located and operate in Hong Kong, a special administrative region of the PRC. As of the date of this prospectus, the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. Based on our understanding of Mainland China laws and regulations currently in effect as of the date of this prospectus, as HKUML is located in Hong Kong, we are not currently required to obtain permission from the PRC government to maintain our listing on a U.S. securities exchange. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

Everbright Cayman is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, Everbright Cayman conducts its operations in Hong Kong through its subsidiary, HKUML, our operating subsidiary incorporated in Hong Kong. The Ordinary Shares are shares of Everbright Cayman, the Cayman Islands holding company, instead of shares of our Hong Kong subsidiary. Investors will not directly hold equity interests in the Hong Kong subsidiary.

The PRC government does not currently exert direct influence over the manner in which we conduct our business activities in Hong Kong. However, if PRC laws and regulations were in the future extended or applied to our operations in Hong Kong, this could materially affect our business and the value of our Ordinary Shares.

Our business is conducted entirely through our Operating Subsidiary, HKUML, which is incorporated in and operates exclusively in Hong Kong. As of the date of this prospectus, as advised by our Hong Kong counsel, Khoo & Co., the PRC government does not currently exert direct influence or discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China. PRC national laws and regulations — including those relating to cybersecurity, data security, overseas securities offerings, taxation, anti-monopoly enforcement, and regulatory approvals — do not currently apply to our operations in Hong Kong by virtue of the Basic Law, which provides Hong Kong with a high degree of autonomy and limits the application of PRC national laws in Hong Kong to those listed in Annex III thereof.

However, we are aware that the PRC government has, in recent years, initiated a series of regulatory actions to regulate business operations in Mainland China, including in the areas of overseas securities listings, cybersecurity review, and data security. It remains uncertain whether the PRC government will in the future seek to extend oversight or regulatory requirements to Hong Kong-based companies such as us. If the PRC government were to take actions in the future that subject our operations in Hong Kong to PRC laws and regulations, or seek to exert influence over our business activities or this offering, such actions could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors, and could cause the value of our Ordinary Shares to significantly decline or become worthless.

It is also uncertain whether the Hong Kong government could be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to impose controls over offerings conducted overseas or foreign investment in entities located in Hong Kong, including us. Any future actions by the PRC or Hong Kong governments to exert more oversight and control over companies such as ours could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The Operating Subsidiary was formed under and are governed by the laws of Hong Kong, however, we may be subject to the uncertainties of PRC legal system. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in HK, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The approval of the China Securities Regulatory Commission is not required in connection with this prospectus, but we cannot guarantee that it will not be required in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises” and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on December 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises published by CSRC on February 17, 2023, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, may arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing. We understand that as of the date of this prospectus, based on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong. As the Company has no operations in China, based on such opinion, we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. While the Company has no current operations in China, should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our prior offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Based on management’s internal assessment that the Company and its subsidiary currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”) because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and our subsidiary is required to obtain such permissions or approvals, (ii) any of our subsidiaries inadvertently concludes that relevant permissions or approvals were not required or (iii) any of our subsidiaries did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules”, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on December 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in mainland China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Everbright Cayman is a holding company incorporated in the Cayman Islands with its operating subsidiary based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of Everbright Cayman being based in Hong Kong are not Mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defence, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC as provided under the Trial Measures.

As of the date of this prospectus, we have relied on the opinion of Hong Kong counsel, Khoo & Co., that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

As advised by the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong. Based on our understanding of the PRC laws and regulations currently in effect and the opinion of Khoo & Co., as of the date of this prospectus, neither we nor any of our subsidiaries, are subject to the M&A Rules, the Trial Measures, or the regulations or policies that have been issued by the CSRC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC or any other PRC governmental agency that is required to approve our listing on the Nasdaq Capital Market and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CSRC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CSRC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor any of our subsidiaries has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list or continue to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiaries.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. This includes special treatment in areas including but not limited to customs tariffs, export controls, immigration, foreign investment, and extradition. The suspension or elimination of Hong Kong’s preferential treatment and continued tension between the United States and the PRC could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could materially and adversely affect our business and operations. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and Mainland China generally. Economic conditions in Hong Kong are sensitive to Mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business.

Mainland China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the economy in Mainland China has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Hong Kong and us.

Furthermore, on July 14, 2020, the former President of the U.S., Mr. Donald Trump, signed the Hong Kong Autonomy Act and an executive order to remove the preferential trade status of Hong Kong, pursuant to § 202 of the United States-Hong Kong Policy Act of 1992. The U.S. government has determined that Hong Kong is no longer sufficiently autonomous to justify preferential treatment in relation to the PRC, especially with the issuance of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) on July 1, 2020. Hong Kong will now be treated as Mainland China, in terms of visa application, academic exchange, tariffs and trading, etc. According to § 3(c) of the executive order issued on July 14, 2020, the license exception for exports and re-exports to Hong Kong and transfer within the PRC is revoked, while exports of defense items are banned. On the other hand, the existing punitive tariffs the U.S. imposed on Mainland China will also be applied to Hong Kong exports. Losing its special status, Hong Kong’s competitiveness as a food trading hub may deteriorate in the future as its tax benefits as a result of preferential situation no longer exists and companies might prefer exporting through other cities. The level of activities of domestic exports and re-exports and other trading activities in Hong Kong may decline owing to the tariff being imposed on Hong Kong exports and the export restriction. According to the Hong Kong Policy Act Report issued by the Department of State in 2021, 2022 and 2023, since July 2020, the suspension of an agreement concerning surrender of fugitive offenders and the terminations of an agreement concerning transfer of sentenced persons and an agreement concerning certain reciprocal tax exemptions, there were no terminations pursuant to § 202(d) of the United States-Hong Kong Policy Act of 1992 or determinations under § 201(b) up to the date of this registration statement. The executive order to remove the preferential trade status of Hong Kong remains in effect. Since July 2020 and as of the date of this registration statement, the removal of the preferential trade status of Hong Kong did not have a material impact on our business and operations.

Additionally, the outbreak of war in Ukraine in 2022 and the present conflict in the Middle East between Israel and Hamas has already affected global economic markets, and the uncertain resolution of these conflicts could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia, with the same being said for Hamas’ actions in Israel. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine or the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial conditions, liquidity and business outlook of our business.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list or continue to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the Nasdaq Capital Market and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, we believe that we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for our prior offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one million users in total, of whom fewer than one thousand are individuals located in Mainland China; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; (iv) we do not place material reliance on the collection or processing of any personal information to maintain our business operations; (v) we have obtained the separate consent of any Mainland China-located individuals for the collection and storage of their personal information and data; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Based on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the Cyberspace Administration of China (the “CAC”) and the China Securities Regulatory Commission (the “CSRC”), do not apply to our businesses in Hong Kong. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus and the opinion of Khoo & Co., we believe that we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, we believe that given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the Nasdaq Capital Market and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Nevertheless, we may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing, or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable. The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate. Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO for the following reasons: (i) all of our customers are institutional users who are using our services without the need of providing the personal information of individuals, and (ii) we possess minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. While we strive to comply with all applicable privacy, data protection and information security laws and regulations, as well as our contractual obligations, posted privacy policies and applicable industry standards, such laws, regulations, obligations and standards continue to evolve and are becoming increasingly complex, and sometimes conflict among the various jurisdictions and countries in which we operate, which makes compliance challenging and expensive. The interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. We also may be bound by contractual obligations relating to our collection, use, processing and disclosure of personal, financial and other data or may find it necessary or desirable to join industry or other self-regulatory bodies or other privacy or data protection-related organizations that require compliance with their rules pertaining to privacy and data protection.

Risks Related to Our Corporate Structure

Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders

As of the date of this prospectus, our controlling shareholder, Dr. Leung Chun Yip, beneficially owns 67.52% of our total issued and outstanding Ordinary Shares, representing 67.52% of the total voting power. Accordingly, Dr. Leung Chun Yip will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. However, assuming the Company issues more than 583,725 Ordinary Shares, the Company will lose its “controlled company” status.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchased Ordinary Shares in our prior offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our directors must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Everbright Cayman is a holding company incorporated in the Cayman Islands, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Everbright Cayman and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to Everbright Cayman and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between Everbright Cayman and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our Operating Subsidiary’s operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers reside outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. Given that our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Thus, you may incur additional difficulty, costs, procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Risks Related to Our Business and Industry

The current tensions in international trade and rising international political tensions may adversely affect our business, financial condition, and results of operations.

In recent years, there have been heightened trade and political tensions in international relations, particularly between the United States and China. These tensions have affected both diplomatic and economic ties between the two countries and created uncertainties to the international economy as a whole. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between major economies. The existing tensions and any further deterioration in the relationship between the United States and China and between other countries may have a negative impact on the general, economic, political, and social conditions around the globe, United States and China in particular, and thus adversely impact our business, financial condition, and results of operations.

The U.S. government has implemented policies restricting international trade and investment, such as tariffs, export controls, economic or trade sanctions, and foreign investment filing and approval requirements. These actions may materially and adversely affect international trade, global financial markets, and the stability of the global economic condition. In the past, the U.S. government has imposed higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing higher tariffs on certain products imported from the United States. On April 2, 2025, President Trump announced that the United States would impose a 10% tariff on most countries, effective on April 5, 2025, and individualized higher tariff rates on countries with which the United States has proportionately large trade deficits in goods, including, among others, a 34% additional tariff on goods imported from China. Following this action, China responded by imposing an additional tariff on goods imported from the United States, and the two countries sequentially further increased the additional tariff charged on each other, bringing the cumulative tariffs imposed on each other to over 100%. Other economies that are affected by increased tariffs by the United States are also considering imposing or increasing tariffs on goods from the United States, although after President Trump announced a 90-day pause on the individualized higher tariff rates for other countries, it is unclear how this situation will develop. As of the date of this prospectus, there is still a high degree of uncertainty surrounding U.S. tariff policy, how it will be implemented, and how other countries will react to it. It also remains uncertain whether increased tariffs and trade tensions will create further disruptions and uncertainties to the international trade and lead to a downturn to the global economy.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies restricting international trade and investments may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries.

We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration.

Our customers include both enterprises and individuals. We have derived a substantial portion of our revenue from sales to a limited number of customers. For the year ended December 31, 2023, two customers accounted for 13.09% and 10.09% of our total revenues. For the year ended December 31, 2024, three customers accounted for 18.09%, 16.25% and 10.96% of our total revenues. For the year ended December 31, 2025, seven customers accounted for 20.22%, 20.02%, 12.52%, 11.48%, 10.98%, 10.94% and 10.09% of our total revenues No other customer accounts for more than 10% of our revenues for the years ended December 31, 2023, 2024, and 2025 respectively. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of revenue contribution from our major customers to our total revenue will decrease in the future. Dependence on a limited number of major customers to our total revenue exposes us to risks of substantial losses if any of them reduces or ceases business collaboration with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenue, and have a material and adverse effect on our business, results of operations, financial condition and prospects:

●	a decline in the business of one or more of our major customers;

●	the decision by one or more of the major customers to shift to our competitors;

●	the reduction in the price of our services and products agreed by one or more of our major customers;

●	the failure or inability of any of the major customers to make timely payment to us; or

●	regulatory development that may negatively affect the business of one or more of our major customers or digital asset mining activities in general.

It may not be possible for us to accurately predict the future demand from our major customers, and it may fail to maintain relationships with these major customers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to expand our business with other existing customers or attract new customers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We have derived a substantial portion of our balance of accounts from one supplier, which may expose us to risks relating to supplier concentration.

During the years ended December 31, 2023, 2024 and 2025, we engaged a diverse range of services from over ten suppliers. These services included, but were not limited to, various design work, content creation, virtual reality scenario development, augmented reality implementation, and video production. As of December 31, 2023 we have settled the outstanding account payable to the majority of our suppliers and one supplier accounted for 100% of the total balance of accounts payable, with an amount of US$49,719. This balance, incurred at year-end, was accrued for the provision of 3D simulation design and construction services. As of the date of this prospectus, the accounts payable with this supplier have been settled. As of December 31, 2024 and 2025, we have no outstanding account payable to our suppliers. Although we continually seek to diversify our supplier base, we cannot assure you that we will be able to continue doing business with the same suppliers, given that our dependence on a limited number of suppliers exposes us to risks of substantial losses should our suppliers reduces or ceases business collaboration with us. It may not be possible for us to accurately predict the future supply from our suppliers, and it may fail to maintain relationships with our major suppliers or to do business with them at the same or increased levels. If any of the foregoing were to occur, and we are unable to attract new suppliers in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance.

In the years ended December 31, 2023, 2024, and 2025 we recorded revenue of US$2,825,488, US$2,761,798 and US$1,862,231 respectively. Revenue decreased slightly 2.3% from US$2,825,488 in 2023 to US$2,761,798. Revenue decreased slightly 32.6% from US$2,761,798 in 2024 to US$1,862,231 in 2025. Our total number of corporate customers increased from 18 in the year ended December 31, 2023 to 21 in the year ended December 31, 2024 and decreased to 10 in the year ended December 31, 2025. However, our business has been operating at its current scale and scope for a relatively short period of time. Therefore, our past performance should not be used as a reliable indicator of our future performance. You should consider and evaluate our prospects in light of the risks and uncertainties frequently encountered by growing companies in rapidly evolving markets. These risks and uncertainties include the difficulties in financial planning due to the limited historical data that is relevant to our business’s current scale and scope, and the uncertainties that arise from having a relatively short timeframe to implement and evaluate our business strategies compared to companies with longer operating histories.

Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

Our business operations began in May 2022. Given our relatively short operating history, our assessments of the business and forecasts for future performance might not be as precise as they would be if we had been operating for a longer period. If our actual results deviate from our predictions or if we revise our estimates in upcoming periods, it could significantly alter investors’ views of our business and its future potential. This could negatively impact the value of our ordinary shares.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Since the commencement of our business, our founder, Chief Executive Officer and Director, Dr. Leung Chun Yip has been instrumental in expanding our business from services like design of intellectual property and websites, consultancy and market research; and social media management to providing our current wide range of products and services in respect of digital marketing and information technology solutions and today. We rely on the wide network and contacts of Dr. Leung Chun Yip, which was built over the past two decades, in particular, sourcing new customers from various industries and sales of our marketing and information technology solutions.

Our performance depends on the continued service and performance of Dr. Leung Chun Yip because he plays an important role in guiding the implementation of our business strategies and future plans. The working and business relationships that Dr. Leung Chun Yip has developed with our main suppliers and customers over the years are important for the future development of our business. If Dr. Leung Chun Yip were to terminate his employment, there is no assurance that we would be able to find suitable replacements with such a vast network of contacts in a timely manner. The loss of services of Dr. Leung Chun Yip and/or the inability to identify, hire, train and retain other qualified technical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or becomes disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such a person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our marketing and information technology solutions sold to our customers.

Our operations are exposed to the risk of failure which may arise due to the risk of failure by our customers to follow procedures and protocols, as well as inherent risks in our customer’s operating environments, resulting in failing to achieve the objectives of our marketing and information technology solutions. In the event of any malfunctions and failures of our marketing and information technology solutions, we may be forced to cease all, or part of our operations and we may be subject to legal and regulatory liabilities and actions such as directives, penalties, sanctions, or significant costs and expenses in any dispute. This may have an adverse impact on our operations and financial performance.

 Since our establishment, we believe that we have built goodwill in our brands and thus customer loyalty. Hence, if there are any major lapses in our marketing and information technology solutions sales and or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected, and our customers may lose confidence in our marketing and information technology solutions. In such an event, our business and hence our profitability and financial performance may be adversely affected.

We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations.

We establish written service contracts with our clients. The key terms of these agreements typically consist of clauses regarding the scope of work for the provision of marketing solutions, fees and expenses, project timeline, and other boilerplate terms and conditions, including obligations regarding timely payment, warranties regarding potential infringement of intellectual property rights, indemnities against third-party claims, non-compete and confidentiality clauses, as well as clauses relating to the termination rights of each party. If we fail to meet the agreed service levels, including not meeting the delivery time requirements stipulated in our clients’ agreements, or if the quality of our solutions do not meet our clients’ standards, we could face contract terminations with refunds of prepaid amounts or we might not be able to collect final payments. This could have a significant impact on both our present and future revenue. Any failures in service levels could also tarnish our reputation, which could further negatively affect our business, financial condition, and operational results.

We are exposed to the credit risks of our customers.

We extend credit terms to some of our customers. As of December 31, 2024, four customers accounted for 33.95%, 18.31%, 13.86% and 10.02% of the total balance of accounts receivable. As of December 31, 2025, six customers accounted for 19.61%, 13.16%, 12.5%, 11.94%, 10.78% and 10.25% of the total balance of accounts receivable. Our average accounts receivable turnover days were approximately 51 days, 103 days and 209 days for the financial years ended December 31, 2023, 2024 and 2025, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations, or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the financial year ended December 31, 2023, the financial year ended December 31, 2024, the financial year ended December 31, 2025, and as of the date of this prospectus, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

The market for our services is highly competitive, highly fragmented with lots of participants with low entry barriers. Some of our competitors or potential competitors have a longer operating history and therefore may have better funding, managerial, technical, marketing resources and other resources than we do. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customer and completing more acquisitions. Competitors in our industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. Additionally, disruptive technologies, including in the areas of artificial intelligence and machine learning, are rapidly changing the environment in which we, our clients, and our competitors operate and could affect the nature of how we generate revenue. We believe we will need to continue to respond to and anticipate these changes by enhancing our service offerings to maintain our competitive position. If we are unable to compete effectively with our existing and future competitors at reasonable cost, our business, prospects, and results of operations could be materially and negatively affected.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers, and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers, and sub-contractors are forced to close their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations.

The COVID-19 pandemic has also affected our business activities, given the increased restrictions implemented by the Hong Kong government during the pandemic has impacted our sales process, which involves regular interaction with our customers. However, the Company’s strong existing relationship with our customers have ensured that the Company was not severely affected by such restrictions. While the COVID-19 outbreak led to significant operational changes, we managed to adapt by transitioning into a remote work model, which initially presented some challenges but ultimately led to increased flexibility and productivity.

Since November 2022, following the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangements have largely been abolished. Nonetheless, as our business depends on our employees, if any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

At the date of this prospectus, most countries around the globe have abolished measures to contain COVID-19 pandemic. The Hong Kong government has gradually abolished its entry-restrictions and COVID-19 control measures since November 2022. Furthermore, the PRC government has also significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to mainland China from January 8, 2023.

However, due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, the deterioration of the economic condition of mainland China due to the continuous COVID-19 control measures, the significant market volatility and declines in general economic activities in Hong Kong and globally, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers are affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations in foreign currency exchange rates.

Our reporting currency is United States dollars. Our overseas sales is denominated in Hong Kong Dollars and procurement from our overseas suppliers are denominated in United States dollars. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

We are subject to laws, regulations, and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations, or policies or the imposition of new laws, regulations, and policies in the metaverse industry could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations, and prospects.

Our insurance policies may be inadequate to cover our assets, operations, and any loss arising from business interruptions.

We face the risk of loss or damage to our business due to fire, theft, or other natural disasters in Hong Kong. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses that exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt, or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

The success of our business is largely tied to the strength and reputation of our brand. If we fail to uphold and improve our brand and reputation, it could significantly and negatively impact the level of consumer recognition and trust in our services.

Our business heavily leans on the strength and reputation of our brand for promoting and selling our services. We are of the belief that our corporate and product brands are recognized by consumers for their dependability and quality. However, factors such as customer complaints, service quality-related incidents, inappropriate behavior, intellectual property infringement, or negative media coverage could harm our brand and reputation. Any negative allegations against us, even if they are baseless or unsuccessful, could divert the attention of our management and other resources from our daily business operations, which could negatively impact our business, operational results, and financial condition. Negative publicity resulting from negative media coverage of our services could significantly affect customer acceptance of and trust in us and our services.

Moreover, our competitors might create false complaints or negative publicity about us for the sake of malicious competition. With the growing use of social networks, adverse publicity can spread quickly and widely, making it increasingly challenging for us to respond and mitigate effectively. Furthermore, negative publicity about any regulatory or legal action against us could tarnish our reputation and brand image, undermine customer confidence in us, and decrease the long-term demand for our services, even if such regulatory or legal action is baseless or irrelevant to our business.

We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics, or outbreaks may disrupt our operations and cause loss and damage to our storage facilities, workshop, and office, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest, and regulatory, fiscal, and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers, and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations, and prospects.

If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer.

Our future success will depend in part on market acceptance and widespread adoption across demographics and geographies of metaverse. If the Hong Kong government issues relevant regulations against the metaverse industry that are not conducive to our development, we will have to change our main development direction in the future. If we are obligated to fundamentally change our business activities and practices, we may be unable to make these required changes and modifications in a commercially reasonable manner, or at all, and our ability to further develop and enhance our platform may be limited. The costs of compliance with, and other burdens imposed by, these laws, regulations, standards and obligations, or any inability to adequately address these, may limit the use of our platform or reduce overall demand for our platform, which could harm our business, financial condition and results of operations.

Our business is subject to risks generally associated with the metaverse and digital entertainment industry.

The substantial majority of our revenue is currently derived from customers in the metaverse and digital entertainment industry, and we rely to a significant extent on the health of the industry to maintain and increase our revenue. Accordingly, we are especially susceptible to market conditions and risks associated with the metaverse and digital entertainment industry, including the popularity, customers’ preferences, and potential regulations, all of which are difficult to predict and are beyond our control.

In addition, economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession and other macroeconomic conditions, including those resulting from COVID-19 and from geopolitical issues and uncertainty, could have a material adverse impact on our business and results of operations.

Risks Related to Our Ordinary Shares and This Offering

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, OneStop Assurance PAC. (“OneStop”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess OneStop’s compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary

Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Ordinary Shares, which could materially impair the market for and market price of our Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

In order to continue listing our Ordinary Shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Ordinary Shares;

(b)	reduced liquidity for our Ordinary Shares;

(c)	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, the U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts individual states from regulating their sale, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after our prior offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our Board has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands and Hong Kong law. Even if our Board decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after our prior offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

This is a best-efforts offering, no minimum amount of securities is required to be sold and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and even if we raise the maximum offering amount in this public offering, we will need to raise additional funds in the future, which may not be available or available on terms acceptable to us.

Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

Immediately prior to the completion of our prior offering, Dr. Leung Chun Yip owned an aggregate of approximately 67.52% of our issued and outstanding Ordinary Shares. As of the date of this prospectus, Dr. Leung Chun Yip owns 67.52% of our issued and outstanding Ordinary Shares.

Accordingly, our Controlling Shareholder could have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our Controlling Shareholder may differ from the interests of our other shareholders. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Rule 5615(a)(7) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our directors must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market. However, assuming the Company issues more than 583,725 Ordinary Shares, the Company will lose its “controlled company” status

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has received approval to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. As of the date of this prospectus, we can rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some, but not all, of the available exemptions in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a Cayman Islands company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are governed by the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or our Controlling Shareholder than they would as shareholders of a company incorporated in a U.S. State. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

We are a Cayman Islands company. Our operating subsidiaries were incorporated and are located in Hong Kong. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we are also required to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

Our compensation of directors and officers may not be publicly available.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, as our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect the amount of proceeds we will have available for our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

●	current and future economic and political conditions;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our client base;

●	our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry, economic and market performance;

●	the spread of the COVID-19 virus and its new variants, the impact it may have on our operations, the demand for our services, and economic activity in general; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed offering price of US$4.41 per share (the last reported sale price of our Class A Ordinary Shares, as reported on the Nasdaq Capital Market on June 24, 2026), we estimate that we will receive net proceeds from this offering of approximately US$7.7 million assuming the sale of all Shares offered hereby at the assumed public offering price of $4.41 per share, after deducting expenses relating to this offering payable by us estimated at approximately $802,500, including placement agent fees and expenses, for certain financial advisor services provided in connection with this offering. We plan to use the net proceeds from this offering for the working capital and other general corporate purposes

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our Ordinary Shares. Dividends, if any, on our outstanding Ordinary Shares will be declared by and subject to the discretion of our board of directors, and subject to the laws of the Cayman Islands.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to give further effect to (i) the issuance and sale of up to 1,927,438 Ordinary Shares offered hereby, based on an assumed public offering price of US$4.41 per share, assuming the sale of all of the Ordinary Shares we are offering, and (ii) the application of the net proceeds after deducting placement agent commissions, the accountable expense reimbursement, and estimated offering expenses payable by us

The pro forma information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	As Adjusted(1)
	US$	US$
Shareholders’ equity:
Ordinary Shares, $0.00064 par value; 78,125,000 shares authorized, 1,666,275 (2024: 1,562,500) shares issued and outstanding*	1,066	2,300
Additional paid-in capital	4,831,311	12,527,579
Subscription receivables	(50,000)	(50,000)
(Accumulated losses)	(522,091)	(522,091)
Accumulated other comprehensive income	5,194	5,194
Total shareholders’ equity	4,265,480	11,962,981
Total capitalization	4,265,480	11,962,981

*	On January 16, 2026, the board of directors of the Company approved amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association. The amendments provide for: (i) a reverse share split of the Company’s ordinary shares at a ratio of 1-for-16; and (ii) a restatement of the Company’s authorized share capital to 1,250,000,000 shares of USD 0.00004 par value each to 78,125,000 shares of USD 0.00064 par value each. Following the Reverse Share Split, the number of issued and outstanding ordinary shares were reduced from 26,660,000 to 1,666,250. The current capital structure is retroactively reflected in prior periods as if it had existed at that time. The 25 shares difference between the amount of ordinary shares after the reverse split and the total outstanding amount of ordinary shares is due to the rounding up of shares.

(1)	The as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the securities offered hereby.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the offering price per Ordinary Share and our net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares.

Our net tangible assets as of December 31, 2025 was $1,668,312 or $1.00 per Ordinary Share. Net tangible assets represents the amount of our total consolidated tangible assets (excluding intangible assets, net, right-of-use assets and deferred offering costs as of December 31, 2025), less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the public offering price per Ordinary Share and after deducting the estimated offering expenses payable by us.

After giving further effect to our sale of 1,927,438 Ordinary Shares in this Offering at an assumed public offering price of $4.41 per Ordinary Share, and after deducting the Placement Agent’s commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and assuming the sale of all of the Ordinary Shares we are offering, our as adjusted net tangible book value as of December 31, 2025 would have been $9,365,813, or approximately $2.61 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $1.61 to our existing shareholders and an immediate dilution in as adjusted net tangible book value of $1.80 per Ordinary Share to new investors purchasing Ordinary Shares in this Offering.

The following table illustrates this dilution on a per Ordinary Share basis.

Assumed public offering price per Ordinary Share		$4.41
Net tangible book value per ordinary share as of December 31, 2025	$1.00
Increase in net tangible book value per ordinary share attributable to this offering	$1.61
As-adjusted net tangible book value per ordinary share immediately after this offering		$2.61
Dilution per share to new investors participating in this offering		$1.80

(1)

Assumes net proceeds of $7.7 million from this offering of 1,927,438 Ordinary Shares at an assumed public offering price of $4.41 per share, calculated as follows: $8.5 million gross offering proceeds, less placement agent commissions of $552,500, the accountable expense reimbursement of $50,000, and offering expenses of approximately $200,000.

A $1.00 increase in the assumed public offering price of $4.41 per share would increase our as-adjusted net tangible book value as of December 31, 2025 after this offering, assuming the sale of all of the Ordinary Shares we are offering, to approximately $3.11 per Ordinary Share, and would increase dilution to new investors approximately $2.30 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the accountable expense reimbursement, and offering expenses payable by us.

A $1.00 decrease in the assumed public offering price of $4.41 per share would decrease our as-adjusted net tangible book value as of December 31, 2025 after this offering, assuming the sale of all of the Ordinary Shares we are offering, to approximately $2.10 per Ordinary Share, and would decrease dilution to new investors approximately $1.3 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the accountable expense reimbursement, and offering expenses payable by us.

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services for the whole process of enterprise development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that addresses the specific needs of our clients in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients include, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, our role is to formulate marketing solutions based on the design briefs from our clients, and to work together with them to implement our customized design and execute marketing plan for their target customers. We are also taking a hands-on approach to developing a custom metaverse solution for their clients by directly collaborating with suppliers on the design and implementation.

In the years ended December 31, 2024 and 2025, we recorded revenue of US2,761,798 and US$1,862,231, respectively. For the same periods, we recorded gross profit (revenue minus cost of revenue) of US$1,626,872 and US$1,217,236, respectively, representing a 25.2% decrease for the same periods. Over the same periods, we recorded gross profit margins of 58.9% and 65.4%, respectively. For the same periods, we recorded net profit margins of 13.7% in the year ended December 31, 2024 and we recorded net loss of US$2,246,178 in the year ended December 31, 2025. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have served over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. The market we operate in, i.e. the Hong Kong’s digital marketing solution market, is highly fragmented and competitive. Among others, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve that represent a market potential multiple times larger than our opportunity today. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. Our focus on complex digital solutions enables us to provide higher value services and solutions for our clients, and through the projects we have designed, organized and managed, we believe that we are able to improve the awareness and reputation of the brands and products of our clients and thereby improving the sales and market share of our clients with the ultimate goal of achieving significant brand building and promoting the unique value of their products among their targeted recipients

Our business is mainly business-to-business (B2B). Over 50% of our revenue is from the provision of 3D simulation and augmented reality services to property developers in Hong Kong.

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures used by our management are discussed below. The percentages on the results presented below are calculated based on the rounded numbers.

Results of Operations

The following financial data are derived from, and should be read in conjunction with, our audited financial statements for the years ended December 31, 2025, and 2024:

A summary of the Company’s operating results for the years ended December 31, 2025, and 2024 are as follows:

	For the years ended
	2025	2024	Change
	US$	US$	US$	%
Sales	1,862,231	2,761,798	(899,567)	(32.6)
Cost of sales	(644,995)	(1,134,926)	489,931	(43.2)
Gross profit	1,217,236	1,626,872	(409,636)	(25.2)
Other income, net	52,600	930	51,670	5555.9
Selling and marketing expenses	(1,841,859)	—	(1,841,859)	100.0
Administrative expense	(2,037,264)	(1,110,982)	(926,282)	83.4
(Loss) profit before tax	(2,609,287)	516,820	(3,126,107)	(604.9)
Income tax credit (expense)	363,109	(137,390)	500,499	(364.3)
(Loss) profit for the year	(2,246,178)	379,430	(2,625,608)	(692.0)

Sales

An analysis of sales is as follows:

	For the years ended
	2025		2024		Change
	US$	%	US$	%	US$	%
Virtual reality and Augmented Reality	—	—	1,204,348	43.6	(1,204,348)	(100.0)
Total solutions	1,846,277	99.1	1,332,609	48.3	513,668	38.5
Consultancy and market research	—	—	220,588	8.0	(220,588)	(100.0)
Miscellaneous	15,954	0.9	4,253	0.1	11,701	275.1
Total	1,862,231	100.0	2,761,798	100.0	(899,567)	(32.6)

The revenue from provision of Virtual reality and Augmented Reality solutions for property development and other commercial applications decreased from US$1,204,348 for the years ended December 31, 2024 to nil for years December 31, 2025, the decrease was due to (i) global economic uncertainty and downward market trends, which prompted potential clients to exercise increased caution regarding their expenditures. The high costs associated with developing Virtual reality services further constrained the Company’s ability to engage new customers during this period and (ii) we actively sell our clients other consultancy services on top of pure Virtual reality and Augmented Reality service. This could be evidence from the increase in our total solutions service discussed below.

On top of the Virtual reality and Augmented reality, some customers would also request other services like design of intellectual property and websites, consultancy and market research; and social media management. Some clients required a total solution using the above services. The revenue from total solutions increased by 38.5% from US$1,332,609 for years ended December 31, 2024, to US$1,846,277 for the years ended December 31, 2025, we aimed to better serve our clients and establish market recognition through the provision of comprehensive solutions. By actively offering additional consultancy services alongside our core 3D and Augmented Reality offerings, the Company has enhanced its value proposition. As a result, customer referrals from existing clients contributed to the significant increase in revenue from total solutions services.

Some of our customers entered into retainer contracts with the Company that they required our consultancy and market research services from time to time over the term of the contracts. Our revenue from such consultancy and market research services decreased from US$220,588 for the years ended December 31, 2024, to nil for the years ended December 31, 2025. The decrease is mainly due to a shift in client demand away from our consultancy services, and strategic changes within the clients’ businesses that reduced their need for external market research and advisory support during this period.

Cost of sales

An analysis of cost of sales is as follows:

	For the years ended
	2025		2024		Change
	US$	%	US$	%	US$	%
Subcontracting charges	395,096	61.3	853,092	75.2	(457,996)	(53.7)
Depreciation and amortization	172,318	26.7	83,944	7.4	88,374	105.3
Salaries	77,581	12.0	197,890	17.4	(120,309)	(60.8)
Total	644,995	100.0	1,134,926	100.0	(489,931)	(43.2)

To minimize staff cost for downtime, the Company outsourced the coding, design and public relationship work to independent third parties. Subcontracting charges decreased by 53.7% from US$853,092 for the years ended December 31, 2024, to US$395,096 for the years ended December 31, 2025, the decrease is in line with the decrease in revenue.

Depreciation and amortization increased by 105.3% from US$83,944 for the years ended December 31, 2024, to US$172,318 for the years ended December 31, 2025, this increase primarily reflects the depreciation and amortization of hardware and software incurred in support of ongoing business operations. The increase of the depreciation and amortization was mainly due to the completion of the development of software including mobile application and simulations in order to provide more comprehensive and good quality service to customers.

Salaries decreased from US$197,890 for the years ended December 31, 2024, to US$77,581 for the years ended December 31, 2025, as some operating staffs resigned with no corresponding headcount replacements made to fill the vacancies.

Gross profit and gross margin

	For the years ended
	2025	2024	Change
	US$	US$	US$	%
Gross profit	1,217,236	1,626,872	(409,636)	(25.2)
Gross margin	65.4%	58.9%		6.5

The gross margin increased from 58.9% for the years ended December 31, 2024, to 65.4% for the years ended December 31, 2025 as decrease in the Company’s cost of revenue was greater than the decrease in revenue, it was mainly due to the Company also negotiates with subcontractors to retain minimal subcontractor and a more competitive package to cope with ongoing projects in order to minimize the cost.

Selling and marketing expenses

Our selling and marketing expenses incurred of US$1,841,859 for the years ended December 31, 2025, it primarily comprises (i) IT marketing solutions tailored to meet clients’ specific requirements within the context of emerging media formats, and (ii) traditional advertising activities, including placing advertisements in newspapers and associated social media platforms for market expansion and rebranding.

Administrative expense

Our administrative expenses primarily consist of (i) staff cost; (ii) professional fee; (iii) office rental, (iv) entertainment and (v) miscellaneous expenses. The following table sets forth the breakdown of our administrative expenses for the years ended December 31, 2025, and 2024:

	For the years ended
	2025		2024		Change
	US$	%	US$	%	US$	%
Salaries and allowance	386,366	19.0	438,761	39.5	(52,395)	(11.9)
Professional fees	460,563	22.6	439,254	39.5	21,307	4.9
Office rental	46,179	2.2	46,036	4.1	143	0.3
Entertainment	5,856	0.3	107,737	9.7	(101,881)	(94.6)
Leasehold improvement	559,536	27.5	-	-	559,536	100.0
Provision of expected credit losses	486,558	23.9	4,834	0.4	481,724	9965.8
Miscellaneous	92,206	4.5	74,360	6.7	17,846	24.0
Total	2,037,264	100.0	1,110,982	100.0	926,282	83.4

Salaries and allowance decrease by 11.9% from US$438,761 for the year ended December 31, 2024, to US$386,366 for the year ended December 31, 2025, the decrease was mainly due to the resignation of certain administrative and supportive staffs with higher month salary during the year.

Professional fees increased by 4.9% from US$439,254 for the year ended December 31, 2024, to US$460,563, for the year ended December 31, 2025, as increase in the audit fee for interim review and audit for financial statements for the year.

We leased our office from Bauhinia Holdings (China) Limited, a company controlled by the mother of Dr. Leung, the there is no significant movement for the office rental as the monthly rental expense is fixed.

Entertainment expenses decreased by 94.6% from US$107,737 for the year ended December 31, 2024, to US$5,856 the year ended December 31, 2025. This reduction was a result of adopting a more conservative approach to cost management in response to the decrease in the Company’s revenue during the year.

Leasehold improvements increased by100.0% from nil for the year ended December 31, 2024, to US$559,536 for the year ended December 31, 2025. The increase was attributable to the completion of leasehold improvement for the corporate office in August 2025.

Provision of expected credit losses increased by 9965.8% from US$4,834 for the year ended December 31, 2024, to US$486,558 for the year ended December 31, 2025, The increase was attributable to increase in long aged account receivables as of December 31, 2025 and the Company provided expected credit losses on those account receivables based on its accounting policy.

Miscellaneous expenses increased by 24.0% from US$74,360 for the year ended December 31, 2024, to US$92,206 for the year ended December 31, 2025, due to increase administrative costs, higher miscellaneous supplies and services.

Income tax (credit) expense

The Company mainly operates in Hong Kong and is subject to a two-tier tax rates that the first HK$2,000,000 taxable profit is subject to 8.25% and the taxable profits thereafter is subject to 16.5%. The Company made income tax expenses of US$137,390 for the year ended December 31 , 2024, and income tax credit of US$367,728 for the year ended December 31, 2025, as the Company incurred selling and marketing expenses for the market expansion and rebranding during the year which led to loss before tax of US$2,609,287 for the year ended December 31, 2025.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from our prior offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the years ended December 31, 2025, and 2024:

	For the years ended
	2025	2024	Change
	US$	US$	US$	%
Cash and cash equivalents at beginning of year	389,651	399,300	(9,649)	2.4
Net cash used in operating activities	(2,294,971)	(280,109)	(2,014,862)	719.3
Net cash used in investing activities	(2,510,808)	(87,596)	(2,423,212)	2766.4
Net cash provided by financing activities	4,424,321	358,056	4,066,265	1135.7
Net (decrease) increase in cash and cash equivalents	(381,458)	(9,649)	(371,809)	4423.3
Effect of foreign exchange rate changes	(5,026)	—	(5,026)	100.0
Cash and cash equivalents as at end of year	3,167	389,651	(386,484)	(99.2)

During the years ended December 31, 2025, and 2024, the cash flows from our operating activities were primarily derived from the revenue generated from our marketing services. The decrease in net cash flows in operating activities was primarily due to increase in selling and marketing expenses for enhance the Company’s recognition in market and decrease in gross profit as global economic uncertainty and downward market trends, which prompted potential clients to exercise increased caution regarding their expenditures.

Net cash used in investing activities of US$2,510,808 for the years ended December 31, 2025, as the acquisition of intangible assets including prepayment for intangible assets of US$2,510,808.

Net cash provided by financing activities for the years ended December 31, 2025, was US$4,424,321 was primarily from initial public offering for 1,500,000 ordinary shares at offering price US$4 per share on April 16, 2025 and over-allotment option exercised by Dominari Securities LLC to purchase 160,000 ordinary shares of the Company at US$4 per share.

Working Capital

We believe that our Group has sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations. Our management is taking initiatives to mitigate the liquidity risk of the Company. In the near-term, (i) the Controlling Shareholder, Dr. Leung, provided an undertaking to provide financial assistance to the Company to enable us to meet our ordinary course financial obligations for the next 12 months, (ii) the Company plans to raise additional funds through debt financing, (iii) the Company plans to raise capital pursuant to a private placement or public offering.

Capital Expenditures

Historical capital expenditures

Our capital expenditures during the years ended December 31, 2024 and 2025 were mainly related to the addition of computer equipment and the purchase of software. For the years ended December 31, 2024, our capital expenditures in relation to property and equipment of $87,596 and for the years ended December 31, 2025, our capital expenditures in relation to intangible assets were US$2,510,808 respectively. We principally funded our capital expenditures through cash flows from operations and equity market during the years ended December 31, 2024 and 2025.

Off-Balance Sheet Transactions

As of December 31, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable are carried at the original invoiced amount less an allowance for expected credit loss based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The Company has made provision for expected credit loss amounted to nil, US$4,834 and US$492,269 in the years ended December 31 2023, 2024 and 2025 respectively.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for the provision of services to customers. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Company elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Company expects that, upon the inception of revenue contracts, the period between when the Company transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Generally, revenue is recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company is providing marketing related services and the service offered by the Company mainly comprise the following:

1.	Provision of virtual reality and/or augmented reality modules

2.	Total solution

3.	Consultancy and market research

1. Provision of virtual reality and/or augmented reality modules

The Company is engaged to provide virtual reality and/or augmented reality modules to its customers for their use in marketing campaigns.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation. The Company designs the modules based on clients’ specific needs which require the Company to perform services including design and development. These services also require significant customization. The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when the result of services is tested and accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the modules were delivered.

2. Total solution

The Company also provide total solutions to its customers, which include design and development of various intellectual property products and marketing material.

The performance obligation is satisfied at a point of time and recognized as revenue upon the completion of services to the customers, usually at the time when design and development of the intellectual properties and marketing materials are accepted by the customers. The duration of the development period is short, all less than one year. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Contract liabilities will be recognized when payment was received and charged to statements of operations once the total marketing solutions were delivered and accepted by customers.

The contract is typically fixed priced with no variable consideration and does not provide any post contract client support or upgrades. The Company’s contracts are generally non-cancellable and non-refundable in the event of cancellation.

3. Consultancy and market research

In certain circumstances, the Company is engaged to provide time to time advisory, consultancy and research services in marketing over the term of the contract. The contract sum is amortized over to contractual term. Proceeds from progress billing is recorded in deferred revenue.

Foreign Currency Translation

The Company’s principal country of operations is Hong Kong. The financial position and results of its operation are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s consolidated financial statements are reported using U.S. Dollar (“US$” or “$”).

Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the consolidated statements of income and comprehensive income.

	December 31 2025	December 31, 2024
US$ to HK$ Year End	7.78	7.82
US$ to HK$ Average Rate	7.80	7.82

Comprehensive income/loss

Comprehensive income/loss includes net gain/loss and cumulative foreign currency translation adjustments and is reported in the Consolidated Statement of Comprehensive Income or Loss.

Pension Obligations

The Company provides for defined contribution plan in accordance with the Mandatory Provident Fund Schemes Ordinance in Hong Kong. A defined contribution plan generally specifies the periodic amount that the employer must contribute to the plan and how that amount will be allocated to the eligible employees who perform services during the same period.

Segment Reporting and Reporting Units

As of December 31, 2025, the Company operated through its subsidiary in Hong Kong, which primarily engaged in provision of marketing services.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Group as a whole.

Earnings Per Share

Basic earnings per share are computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share are computed using the weighted average number of ordinary shares and potentially dilutive ordinary share equivalents, including stock options and warrants. As at December 31, 2024 and 2025, the Company had no financial instruments that are dilutive.

New accounting standards

We have evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies through the date of this report and do not believe the future adoption of any such standards will have a material impact on our consolidated financial statements.

Lease

Under ASC Top 842, “Leases”, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease — right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets.

As permitted under ASU Topic 842, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of their immediate families and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

BUSINESS

Our mission

Our mission is to (i) unite our clients’ objectives with an all-round solution, (ii) create the highest value for every client and (iii) keep up with the latest trend and innovation in the digital marketing solutions industry.

Overview

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services for the whole process of enterprise development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that addresses the specific in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients include, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, our role is to formulate marketing solutions based on the design briefs from our clients, and to work together with them to implement our customized design and execute marketing plan for their target customers. We are also taking a hands-on approach to developing a custom metaverse solution for their clients by directly collaborating with suppliers on the design and implementation. We take the lead in the strategic design and conceptualization of the custom metaverse offering. This includes determining the key objectives, target audience, and the desired level of immersion and integration between the virtual and physical realms. We also identify the essential features to be included in the metaverse solution and provide guidelines to our suppliers. Our suppliers then handle the technical execution of the metaverse solution. This involves building out the 3D virtual environments, developing the augmented reality components, testing the final products to identify and address any technical issues, and optimizing the performance and stability of the complete solution.

In the years ended December 31, 2024 and 2025, we recorded revenue of US2,761,798 and US$1,862,231, respectively. For the same periods, we recorded gross profit (revenue minus cost of revenue) of US$1,626,872 and US$1,217,236, respectively, representing a 25.2% decrease for the same periods. Over the same periods, we recorded gross profit margins of 58.9% and 65.4%, respectively. For the same periods, we recorded net profit margins of 13.7% in the year ended December 31, 2024 and we recorded net loss of US$2,246,178 in the year ended December 31, 2025. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have served over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. The market we operate in, i.e. the Hong Kong’s digital marketing solution market, is highly fragmented and competitive. Among others, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve that represent a market potential multiple times larger than our opportunity today. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. Our focus on complex digital solutions enables us to provide higher value services and solutions for our clients, and through the projects we have designed, organized and managed, we believe that we are able to improve the awareness and reputation of the brands and products of our clients and thereby improving the sales and market share of our clients with the ultimate goal of achieving significant brand building and promoting the unique value of their products among their targeted recipients.

Corporate History and Structure

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung Chun Yip (“Dr. Leung”), and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Everbright Digital Holding Limited was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr.  Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

Initial Public Offering

On April 21, 2025, the Company completed its initial public offering of 1,500,000 Ordinary Shares at the public offering price of US$4.00 per Ordinary Share on Nasdaq, as a result of which the Company had 26,500,000 Ordinary Shares issued and outstanding.

Over-allotment Option

On May 19, 2025, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, partially exercised its over-allotment option to purchase an additional 160,000 Ordinary Shares, as a result of which the Company had 26,660,000 Ordinary Shares issued and outstanding.

Reverse Split

On January 16, 2026, the board of directors of the Company, approved amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association. The amendments provide for: (i) a reverse share split of the Company’s ordinary shares at a ratio of 1-for-16 (the “Reverse Share Split”), such that every sixteen (16) issued ordinary shares are combined into one (1) issued ordinary share, with fractional shares rounded to the nearest whole share; and (ii) a restatement of the Company’s authorized share capital to 1,250,000,000 shares of USD 0.00004 par value each to 78,125,000 shares of USD 0.00064 par value each. The Company’s ordinary shares began trading on a post-split basis on the Nasdaq Stock Market on February 9, 2026. Following the Reverse Share Split, the number of issued and outstanding ordinary shares was reduced from 26,660,000 to 1,666,250.

As of the date of this prospectus, the Company has 1,666,275 Ordinary Shares issued and outstanding.

Corporate Structure

The following diagram illustrates our corporate legal structure and identifies our subsidiaries as of the date of this prospectus.

Everbright Digital Holding Limited.
(“Everbright”)
(a Cayman Islands company)
100%
Everbright Digital International Limited
(“Digital International”)
(a British Virgin Islands company)
100%
Hong Kong United Metaverse Limited
(“HKUML”)
(a Hong Kong company)

Competitive Advantages

We believe that the following strengths have contributed to our success and differentiate us from our peers:

We offer comprehensive, integrated, scalable and one-stop digital marketing solutions customized to the needs of our corporate customers

Established in 2021, we offer innovation solutions including metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, intellectual property (IP) character creation and social media marketing. Through these broadly diversified marketing services, complemented by our experienced and effective professional team, we are able to offer innovation, multi-dimensional, comprehensive and high quality one-stop integrated marketing solutions to our clients and thereby assist our clients to maximize their brand awareness. Compared to our competitors, we are more capable of formulating insightful and creative marketing initiatives, precisely identify final consumers and deliver attractive and tailor-made marketing solutions to maximize the marketing returns for our customers. For example, in contrast to firms which provide traditional marketing solutions which sell existing templates created by their in-house design team, our own professional creative team will help design and create specific intellectual properties based on the business nature and model of our clients. Then we will liaise with the most suitable supplier to execute such intellectual properties design. The supplier will handle the technical execution and production of the custom intellectual properties. This includes developing the visual designs and artwork for the IPs, as well as producing any necessary 3D models, animations, and/or interactive elements, whenever applicable. In the offering of our one-stop solutions to our clients, we help prepare design proposals and, during event planning and management, assist the client with on-site or online coordination. Moreover, we will liaise with suppliers on technical and construction matters, and shall be responsible for matters including the day-to-day management of the client’s marketing campaigns. Our management team closely oversees and coordinates the operation between us, the client and the suppliers to facilitate smooth operations. The ability to devise, manage and coordinate various aspects of a marketing project and the delivery of one-stop solutions has allowed our Group to assist our clients to address their challenges and to ensure the delivery of envisaged marketing solutions that exceed the required standard. We believe we can achieve strong synergies among various marketing services which we offer, and we are able to assist our clients to implement cross-media marketing activities of their products and brands through our integrated marketing solutions offering.

Our customer base spans a diverse array of industries and organizations

Our customer base spans a wide range of industries and organizations, giving us a distinct competitive advantage in the integrated marketing solutions space. We have facilitated digital transformation for over 20 corporate clients, including real estate developers, concert organizers, and public charitable organizations. This diverse portfolio demonstrates our ability to deliver tailored solutions that address the unique needs of businesses both large and small, domestic and international.

Our cross-industry experience allows us to draw upon a deep well of market insights and best practices. This knowledge enables us to proactively identify innovative strategies and anticipate the evolving requirements of our clients, ensuring they remain at the forefront of digital marketing and metaverse-driven technologies.

Moreover, the scalability and adaptability of our offerings have been tested and proven across this varied customer base. We have a track record of seamlessly integrating our solutions with existing systems and workflows, regardless of the size or complexity of the organization. Whether our customers require specialized industry-specific functionalities or seek to consolidate disparate systems into a cohesive platform, we have the expertise to develop and implement tailored digital marketing solutions that drive tangible business outcomes.

We experienced high growth in the provision of 3D and Augmented Reality solutions

As an integrated marketing solutions provider in Hong Kong, we have established a clear competitive advantage through our exceptional performance in the provision of 3D and Augmented Reality services. By seamlessly blending these immersive capabilities into our comprehensive suite of digital marketing solutions, our revenue generated from the provision of 3D and Augmented Reality solutions has experienced remarkable growth from US$634,527 in the year ended December 31, 2022 to US$2,233,309 in the year ended December 31, 2023. This exponential expansion underscores our deep expertise and innovative approach in leveraging 3D and Augmented Reality technologies to drive transformative digital experiences for our clients. Our revenue generated from the provision of 3D and Augmented Reality solutions decreased from US$2,233,309 in the year ended December 31, 2023 to US$1,204,348 in the year ended December 31, 2024 representing a 46.1% decrease. The decrease was due to actively selling our clients other consultancy services on top of pure 3D and Augmented Reality service. Our revenue generated from the provision of 3D and Augmented Reality solutions decreased from US$1,204,348 in the year ended December 31, 2024 to nil in the year ended December 31, 2025 representing a 100.0% decrease. The decrease was due to global economic uncertainty and downward market trends, which prompted potential clients to exercise increased caution regarding their expenditures. This could be evidenced from the increase in our total solutions service discussed below.

Our ability to rapidly scale our 3D and Augmented Reality offerings in response to surging market demand is a testament to the strength of our technical capabilities and the agility of our delivery model. This allows us to consistently provide our clients with innovative, future-focused solutions that captivate their audiences and deliver measurable business impact.

Furthermore, our consistent growth in this dynamic segment reflects the trust and confidence our customers have placed in our metaverse-driven solutions. As enterprises across Hong Kong and beyond seek to future-proof their digital marketing strategies, they increasingly turn to our team of experts to guide them through the integration of 3D and Augmented Reality technologies. This accelerating demand for our 3D and Augmented Reality solutions underscores the competitive edge we have cultivated in the realm of immersive marketing. By seamlessly blending these emerging capabilities with our holistic suite of integrated solutions, we empower our clients to stand out in an increasingly crowded and digitally driven marketplace.

We have an experienced management team with a proven track record for innovations and execution

Our management team has comprehensive and industry knowledge. Our management team is led by our founder, Chairman of the Board, and Chief Executive Officer, Dr. Leung Chun Yip, who is responsible for managing, executing and supervising our operations. Dr. Leung Chun Yip has over 20 years of corporate management experience. Our digital marketing solution team also have strong marketing or related experience, strong industry background and extensive experience with our clients. We believe that we are able to respond promptly and appropriately to the ever-changing market conditions and environment, as well as continue to expand our customer base and products and services offering. Our employees are our greatest assets. We have built a culture of empowerment that allows employees to be entrepreneurial and nimble, which, combined with strong and pragmatic management oversight and processes, institutional goals and defined key performance metrics, form the basis of our culture.

Our Challenges

The ever-changing nature and technology of our industry requires us to continually keep up with the latest trends and developments.

The 3D and Augmented Reality services which we provide uses technology which is subject to change, and new technology developed may result in a more comprehensive product with more features. We will have to identify such trends to understand the present state of technology, as well as meet our customers’ increased demands based on the available technology. This could result in increased costs for us, as well as require us to adapt to the latest technology in order to continually meet our customer’s requests.

Being a new form of media, government regulations regarding our industry may be subject to rapid changes

As a relatively new form of media, regulations governing the use of our technology to develop marketing solutions are limited and are based off traditional forms of media. As such, increased regulatory scrutiny in the future may result in new regulations which we will have to comply with. The extent and scope to which these new regulations are presently unknown, and we may face increased costs for compliance. Furthermore, any such regulations may be subject to rapid changes given the ever-changing nature of our industry, and we may have to place greater efforts on compliance.

Our Growth Strategies

We intend to grow our business by pursuing the following key strategies:

Increase our clientele by progressively entering the Asia-Pacific markets for digital marketing solutions.

We are committed to steadily expanding our client base by progressively penetrating digital marketing solution markets in the Asia-Pacific region. Given our expertise in the metaverse and related cutting-edge technologies, we are uniquely positioned to provide enterprises across diverse industries with comprehensive, one-stop digital marketing services. This comprehensive suite of solutions supports clients throughout the entire lifecycle of their enterprise development.

Within our domestic Hong Kong market, we will leverage our established track record of success to forge new relationships and deepen our penetration among both existing and prospective clients. Our intimate understanding of the local business landscape, coupled with our innovative digital capabilities, allows us to deliver tailored, impactful marketing solutions that address the specific needs of Hong Kong-based enterprises.

Concurrently, we will strategically expand our footprint across the Asia-Pacific region, tapping into the rapidly growing demand for sophisticated digital marketing expertise. By establishing a stronger regional presence, we can offer our specialized metaverse-driven services to a wider pool of clients, solidifying our position as a trusted partner for enterprises seeking to future-proof their marketing efforts. Looking beyond our regional markets, we also have our sights set on progressive international expansion. Over time, we believe our digital marketing solutions business can compete successfully worldwide, and, as such, we plan to ultimately expand our operations and customer base to the United States.

Build new client partnerships while strengthening our ties with current clients.

We are committed to fostering strong, long-lasting relationships with both new and existing clients. Utilizing our knowledge of the metaverse and contemporary digital technology, we desire to be a reliable resource for businesses looking for all-inclusive, one-stop digital marketing services to aid in their growth.

On the front of new client acquisition, we will proactively reach out to businesses across diverse industries, showcasing the transformative potential of our metaverse-driven solutions. By highlighting our ability to seamlessly integrate innovative 3D, augmented reality, and other immersive capabilities into a holistic digital marketing strategy, we will cultivate new partnerships with enterprises seeking to future-proof their marketing efforts and captivate their audiences. Our sales and business development teams will spearhead targeted outreach campaigns, both within our domestic Hong Kong market as well as in key regional and global hubs. Through engaging demonstrations, personalized consultations, and a deep understanding of each client’s unique needs, we will position ourselves as the premier partner for enterprises seeking to harness the power of the metaverse and related technologies.

Alongside our new client acquisition efforts, we will also place a strong emphasis on nurturing and strengthening our relationships with our existing client base. By maintaining open communication, delivering exceptional service, and continuously evolving our solutions to meet their changing needs, we will solidify our position as a trusted, long-term partner. Regular check-ins, collaborative strategy sessions, and proactive sharing of industry insights will allow us to better understand our clients’ pain points and aspirations. This, in turn, will enable us to provide tailored, value-added solutions that drive tangible business impact and cement our status as an indispensable component of their digital marketing ecosystem.

Strengthens core capabilities through ongoing research and development

We remain committed to strengthening our core technologies through ongoing research and development efforts. Operating at the forefront of the metaverse and related digital realms, we recognize the importance of maintaining an innovative edge. We intend to increase research and development investment in enhancing our data analytics and process automation. We aim to gain deeper insights into customer behavior and market trends, while improving our operational efficiency. We intend to develop custom data models and algorithms that can help to segment the target audience, personalize content and optimize marketing campaigns and invest in data analytics tools that can help us derive insights from our marketing data. Meanwhile, we target to utilize artificial intelligence and machine learning to enhance our automation capabilities and further integrate with other business systems, such as customer relationship management, enterprise resource planning, and project management software, to create a seamless, end-to-end workflow. This enables us to deliver more personalized and seamless digital experiences for our clients.

Recognizing the importance of omnichannel integration, we have also directed resources towards the development of a proprietary platform that bridge the physical and virtual realms. Such a platform would allow customers to explore and interact with products in a photorealistic 3D virtual environment. By further integrating e-commerce and in-store system in the platform, we aim to enable seamless transactions and fulfillment. Furthermore, the platform shall provide advanced analytics on customer behavior and preferences within the virtual space, empowering our clients to deliver personalized and immersive experiences. These cutting-edge solutions will allow our clients to offer truly immersive and cohesive customer journeys, blending the tangible and digital spheres.

Underpinning our technology-driven growth is a commitment to strengthening our cybersecurity and data privacy safeguards. As we navigate the evolving threat landscape and regulatory environment, particularly in the context of the metaverse, we strive to fortify the resilience and trustworthiness of our offerings.

Attract, Develop, Train, and Retain Highly Skilled Professionals

We recognize that our most valuable asset is our team of highly skilled, innovative professionals. In order to fuel our continued expansion and solidify our position in the metaverse and digital marketing space, we are committed to implementing a comprehensive strategy focused on attracting, developing, training, and retaining top talent.

We will leverage a multi-pronged approach to identify, recruit, and onboard the best and brightest minds in the industry. This will include proactively sourcing candidates with expertise in emerging technologies like 3D modelling, augmented reality, and virtual reality — skillsets that are essential for delivering cutting-edge, metaverse-powered solutions to our clients. Our recruitment efforts will span both local and global talent pools, allowing us to build a diverse, world-class team.

We will also invest in robust employer branding initiatives. By highlighting our innovative, collaborative work culture, commitment to professional development, and attractive compensation and benefits packages, we will position ourselves as an employer of choice for top digital marketing and technology talent.

To ensure our team remains at the forefront of industry trends and developments, we will place a strong emphasis on ongoing learning and skills enhancement. This will include providing extensive training programs, sponsoring certifications and conferences, and facilitating knowledge-sharing sessions led by our internal subject matter experts.

We will further establish a highly competitive, performance-based compensation and benefits structure that rewards our employees’ contributions and aligns their personal goals with the overall success of the organization. By nurturing a sense of belonging, ownership, and pride within our team, we will solidify our reputation as a premier employer in the digital marketing industry.

Our Business Model

During the years ended December 31, 2023, 2024, and 2025, we derived our revenue primarily from integrated one-stop marketing solutions projects engaged primarily through quotation. Through the projects we designed, organized and managed, our clients can expect to achieve significant brand building and promotional effect to mass public or targeted recipient. The following tables present our revenue and gross profit for the years ended December 31, 2023, 2024 and 2025.

	For the year ended December 31,
	2025	2024	2023
Sales	$1,862,231	$2,761,798	$2,825,488
Cost of sales	(644,995)	(1,134,926)	(1,269,776)
Gross profit	1,217,236	1,626,872	1,555,712
Other income	52,600	930	605
Selling and marketing expenses	(1,841,859)	—	—
Administrative expense	(2,037,264)	(1,110,982)	(473,707)
(Loss) profit before income tax	(2,609,287)	516,820	1,082,610
Income tax credit (expense)	363,109	(137,390)	(157,047)
(Loss) profit for the year	$(2,246,178)	$379,430	$925,563

Other comprehensive income:
Foreign currency translation adjustment	5,194	—	—
Total other comprehensive income	5,194	—	—
Total comprehensive (loss) income	$(2,240,984)	$379,430	$925,563

Upon confirmation of engagement by our clients, we are responsible for the overall management and coordination of the project implementation, planning, monitoring and supervision from the commencement of the project until the completion according to the terms of our engagement. The project duration of our integrated one-stop marketing solutions projects typically ranges from within two months to six months. The following diagram illustrates the general flow of our digital marketing solutions under the all-in-one services.

The process begins with understanding our clients’ marketing objectives, target audience, and desired outcomes. Our team works closely with clients to gather these insights. Using this foundation, we then craft a tailored marketing plan and strategy, drawing upon data analytics, consumer research, and creative ideation.

Next, we map out a detailed schedule outlining the key milestones, resource allocation, and timeline for the campaign implementation. Aligned with this roadmap, we engage our network of trusted suppliers to provide technical assistance, including but not limited to services such as various design work, content creation, virtual reality scenario development, augmented reality implementation, and video production. We then distribute tasks to our in-house employees and external partners.

Throughout the campaign, we maintain oversight, managing contingencies and ensuring seamless coordination. This hands-on approach, combined with our decision-making and technological expertise, enables us to address challenges and deliver measurable success.

This comprehensive workflow is the foundation of our digital marketing solutions. By harnessing this proven approach, we are able to provide suitable solutions and services to our clients, driving breakthrough results and elevating their brand’s visibility.

Our Group adopts a cost-plus pricing model when providing quotations. When determining the amount of mark-up, we take into account various factors, including the scope of work, scale, duration and complexity of the project, the costs of labor, supplier, material, venue, background of the client, fees charged for previous similar projects and the current market conditions.

Our Integrated One-stop Marketing Solutions

Our integrated one-stop marketing solutions typically involve marketing activities that use digital technology for advertisement placement and marketing communications on various digital platforms, including, but not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Below is a detailed description of the major digital marketing services we offer.

Metaverse stimulation

By utilizing the 3D simulation and augmented reality technology based on our comprehensive suite of digital marketing solutions to our clients, we are able to assist our clients in hosting real-time and virtual events through engine including but not limited to Unity and Unreal Engine. We engaged suppliers to develop this 3D simulation and augmented reality technology on our behalf. The metaverse stimulation, virtual reality and augmented reality technology creates an online virtual venue that allows the customers of our clients to gather and create, imagine and share experiences with each other in immersive, 3D-generated worlds.

Upon the creation of a virtual venue (i.e. an office building, church, restaurant), our customers provide the assess links to their customers or target audience to log in to the server. After logging in to the server, which is created and managed by our suppliers, such customers or target audience will be requested to create a virtual avatar which represents the user in the virtual venue and shall be able to interact directly with objects and users within the virtual venue.

By allowing customers and target audiences to gather, interact, and share experiences within these engaging, computer-generated worlds, brands can capture attention and foster deeper connections. The ability to create personalized avatars further enhances the sense of presence and involvement. Unlike traditional static or passive online experiences, the metaverse platform enables real-time interactivity between participants. Customers can directly engage with digital objects, explore virtual venues, and communicate with others through voice, text, or even gesture-based interactions. This level of interactivity encourages active participation and boosts overall engagement with the brand’s offerings.

The virtual nature of metaverse events allows brands to extend their reach beyond geographical limitations. Customers can join and participate in these virtual experiences from anywhere in the world, making them accessible to a global audience. This expansive reach can significantly amplify the impact and scale of marketing campaigns compared to physical, in-person events.

Virtual reality (VR) and augmented reality (AR) design and creation

Virtual reality immerses the participant into a 100% stimulated environment. Currently, we possess 4 VR headsets, which we use to host virtual reality marketing campaigns in our office on behalf of our customers by inviting their selected target participants or audience to put on the headsets. The VR headsets contain embedded stereoscopic lenses that render an LED screen in 3D. The experience of being “in headset” is engineered so that the user will see text, illustration or animation overlaying the virtual environment, allowing our customers to place marketing slogans or descriptions of their services while their customers or target audience. We purchased VR headsets from our suppliers. Before each event, we work with suppliers to create a VR-compatible 3D stimulated environment or setting as specified by our customers. For example, our real estate developer customers often prefer virtual reality marketing campaigns to promote newly-established premises. We can also provide virtual tours of homes and properties through VR headsets, which enables overseas investors to have a general idea of the interior of the home remotely.

Augmented reality is a technology that overlays digital information (including images) in real-world environments. Our clients and their customers are able to view augmented reality through devices such as smartphones and digital pads. Its goal is to help simulate real-world objects in the comfort if wherever they may be.

To fully integrate virtual reality and augmented reality capabilities into our comprehensive digital marketing services, we have collaborated with our suppliers to develop two proprietary mobile applications, namely “UMETA VS” and “UMETA AR.” These innovative solutions enable our clients to harness the power of immersive technologies and deliver engaging, next-generation marketing experiences to their target audiences. Customers are empowered to prominently display marketing slogans, product information, or service details inside an appealing 3D setting thanks to the “UMETA VS” platform, which enables the seamless overlay of written content, visuals, and animations within virtual worlds. This VR-based strategy aids in captivating consumers and conveying powerful marketing message. On the other hand, complementing the virtual solution, “UMETA AR” leverages augmented reality technology to bring the physical and digital worlds together. Our clients and their customers could engage with simulated real-world things from the comfort of their own homes by using this platform to access augmented reality content directly on their smartphones and tablets. “UMETA AR” combines the real with the virtual to improve customer experiences and enable businesses to present their products in creative, immersive ways that appeal to contemporary, tech-savvy consumers.

Creative event planning and management

Our event planning and management services begin with a collaborative ideation process, where the team works closely with clients to develop unique, memorable, and impactful event concepts. This involves understanding the client’s objectives, target audience, and brand identity to craft event themes, experiences, and activations that effectively engage and captivate attendees. We design and develop immersive event experiences that seamlessly blend the physical and digital realms. This may include the integration of cutting-edge technologies, such as virtual/augmented reality, interactive installations, and real-time data visualizations, to create a truly engaging and immersive environment for attendees.

We also handle the end-to-end production and logistics of events, ensuring smooth and successful execution. This includes venue selection, event layout and staging, technology implementation, vendor management, and the coordination of all necessary personnel and resources to bring the event vision to life. In the era of evolving event landscapes, we specialize in creating engaging digital and hybrid event experiences. This involves the development of custom event platforms, interactive virtual environments, and seamless integrations between physical and online components to reach and engage both in-person and remote attendees.

Our services further extend to comprehensive marketing and promotion strategies, leveraging the agency’s expertise in digital and social media marketing, influencer collaborations, and targeted advertising campaigns to drive attendee registration and maximize event success.

IP character creation

At the core of our IP character creation services is the design and development of unique, compelling, and memorable characters. Our experienced creative team collaborates closely with clients to conceptualize characters that embody the brand’s values, personality, and target audience. This includes ideation, visual design, and refining the character’s backstory, traits, and overall appeal. Beyond the initial character design, we provide comprehensive branding and visual assets creation services, such as character illustrations, 2D/3D models, expressions, and poses. Afterward, we will liaise with the most suitable supplier to execute such IP design.

Such services can further services extend to the production of engaging content featuring the client’s branded character. This can include animated shorts, motion graphics, social media content, merchandise designs, and other multimedia assets that bring the character to life and strengthen its connection with the target audience. We assist clients in developing strategic plans to engage audiences through their IP characters. This includes the creation of interactive experiences, storytelling initiatives, and community-building activities that foster deeper emotional connections between the character and the target audience.

Social media marketing

We offer end-to-end social media management services for our clients. This includes strategy development, content creation, community engagement, and performance tracking across popular platforms like Facebook, Instagram, X (previously known as “Twitter”), LinkedIn, and more. Our in-house creative team produces high-quality, engaging social media content tailored to each client’s brand, industry, and target audience. This includes visual assets, videos, infographics, and written posts. The content is then optimized for maximum reach and engagement.

We manage targeted paid advertising campaigns on social media platforms, leveraging advanced audience segmentation, retargeting, and optimization techniques. This allows clients to amplify their organic social efforts and reach new potential customers efficiently. We also identify and facilitate partnerships with relevant industry influencers, brand advocates, and content creators to help clients expand their social media presence, enhance credibility, and reach new audiences.

Our Customers

For the year ended December 31, 2023, two customers accounted for 13.09% and 10.09% of our total revenues. For the year ended December 31, 2024, three customers accounted for 18.09%, 16.25% and 10.96% of our total revenues. No other customer accounts for more than 10% of our revenues for the years ended December 31, 2023, 2024 and 2025. For the year ended December 31, 2025, seven customers accounted for 20.22%, 20.02%, 12.52%, 11.48%, 10.98%, 10.94% and 10.09% of our total revenues.

As of December 31, 2023, five customers accounted for 24.07%, 18.24%, 17.94%, 16.90% and 16.85% of the total balance of accounts receivable. As of December 31, 2024, four customers accounted for 33.95%, 18.31%, 13.86% and 10.02% of the total balance of accounts receivable. As of December 31, 2025, six customers accounted for 19.61%, 13.16%, 12.5%, 11.94%, 10.78% and 10.25% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2023, December 31, 2024, and December 31, 2025, respectively.

Our Suppliers

As of December 31, 2023, we have settled the outstanding account payable to the majority of our suppliers and one supplier accounted for 100% of the total balance of accounts payable. As of December 31, 2024 and 2025, we have no outstanding account payable to our suppliers. No other supplier accounts for more than 10% of our accounts payable as of December 31, 2023, December 31, 2024, and December 31, 2025, respectively.

Sales and Marketing

We conduct our sales and marketing primarily through our experienced sales team, which is led by Ms. Ting Lai Har, our Chief Operations Officer. We have also established a good reputation for the quality of our services in the industry spread through word of mouth. Our previous projects have won high customer satisfaction and have worked with many different customers. The business department has established an archive for the maintenance of new and repeating customers and contacts customers regularly. We believe these factors have increased the likelihood that both existing and forming customers will recommend our services to their networks.

Competition

The marketing solution market in Hong Kong is highly fragmented. This fragmentation arises largely due to the proliferation of specialized firms that focus their efforts on niche markets within their respective sub-sectors. Such specialization enables companies to tailor their strategies and services precisely to the specific needs of these niches, often at the expense of broader market penetration. Consequently, this focus on specialized services reinforces the dispersed market structure, limiting the possibility of any single entity gaining overwhelming control.

As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies play a significant role in the Hong Kong market. They have a better understanding of the local market and culture, enabling them to provide more tailored digital marketing services to local businesses. These companies often offer flexible service models and more personalized solutions.

We face keen competition from numerous competitors operating on difference scales in Hong Kong. Management believes that we compete favorably with our competitors through our competitive strengths, such as well-established partnerships with our customers and suppliers.

Licenses, Permits and Registrations

HKUML has obtained its business registration certificate. Save for the business registration certificate, HKUML is not required to obtain any licenses and approvals for carrying out its business for the three fiscal years ended December 31, 2023, 2024, and 2025 and as of the date of this prospectus.

Intellectual Property

Our intellectual property rights are important to its business. As of the date of this prospectus, we have registered the following domain name:

Domain Name	Registered Owner	Registration Date	Expiry Date
www.umeta.hk	HKUML	March 13, 2023	March 13, 2027

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Real Property

A description of the Company’s leased real properties is below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong	Office Space	January 1, 2026 to March 31, 2027	HK$35,000	1,000 square feet

Employees

We employed 6 people as of the date of this prospectus, 6 people as of December 31, 2025, and 7 people as of December 31, 2024. All of our employees are located in Hong Kong and play a role in our daily operations and revenue generating activities, however, we have also delegated specific functions to our employees for specialization, with one employee particularly focused on the role of execution and delegation of project management, as indicated in the table below. All of our employees are employed under employment contracts that set out fully, among other things, the employees’ responsibilities, remuneration, and grounds for termination of employment. The remuneration packages of our employees include salary and bonus. We believe that we have maintained a good working relationship with our employees and we have not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended December 31, 2024 and 2025.

The following table sets forth the breakdown of our full-time employees:

As of the date of this prospectus
Function	Number of employees
Management	1
Finance	1
IT	1
Sales & Marketing	2
Operations	1
Total	6

Insurance

We maintain employees’ compensation insurance for its employees in accordance with the laws and regulations in Hong Kong. We do not maintain business interruption insurance or key person insurance.

As of the date of this prospectus and during the fiscal years ended December 31, 2024 and 2025, we have not been subject to nor received any insurance claims.

Seasonality

We have not experienced, and do not experience, any seasonal fluctuations in our results of operations for our digital marketing and IT solutions service and virtual technology service.

Litigation and Other Legal Proceedings

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings in Hong Kong. We are not aware of any legal proceedings of which we are a party outside of Hong Kong.

REGULATIONS

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Hong Kong. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group.

Laws and Regulations Relating to Our Business in Hong Kong

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch as the case may be.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)	under section 5, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)	under section 6, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The collection and processing of personal data in Hong Kong are governed by Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PD(P)O”).

The PD(P)O provides the principles that a data user must follow in any acts concerning personal data (the “Data Protection Principles”). Personal data refers to any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles are summarized as follows:

(a)	Principle 1 — Purpose and manner of collection of personal data. This provides for the lawful and fair collection of personal data and sets out the information a data user must give to a data subject when collecting personal data from that subject.

(b)	Principle 2 — Accuracy and duration of retention of personal data. This provides that personal data should be accurate, up-to-date and kept no longer than necessary.

(c)	Principle 3 — Use of personal data. This provides that unless the data subject gives consent otherwise personal data should be used for the purposes for which they were collected or a directly related purpose.

(d)	Principle 4 — Security of personal data. This requires appropriate security measures to be applied to personal data.

(e)	Principle 5 — Information to be generally available. This provides for openness by data users about the kinds of personal data they hold and the main purposes for which personal data are used.

(f)	Principle 6 — Access to personal data. This provides for data subjects to have rights of access to and correction of their personal data.

Contravention with the Data Protection Principles may entitle the Privacy Commissioner for Personal Data to issue a written notice directing the data user to remedy and prevent recurrence of contravention. Contravention with the above notice is an offence and the offender is liable on (i) first conviction to a fine HK$50,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$1,000; and (ii) second or subsequent conviction to a fine at HK$100,000 and to imprisonment for two years, and if the offence continues after the conviction, to a daily penalty of HK$2,000. It is a defense to the above offence if the data user shows that he exercised all due diligence to comply with the enforcement notice.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Pursuant to the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”), profits tax shall be charged for each year of assessment at the standard rate on every person carrying on a trade, profession or business in Hong Kong in respect of his assessable profits arising in or derived from Hong Kong for that year from such trade, profession or business.

Under the two-tiered profits tax rates regime set out in Schedule 8B to the IRO. The IRO Amendment Bill was signed into law on 28 March 2018. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entity not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%. Accordingly, starting from the year of assessment 2018/19, the Hong Kong profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million for the qualifying group entity.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for the protection of the wages of employees and regulates the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) provides for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, an employer is required to take out an insurance policy to insure against the injury risk of his or her employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as of the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as of the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as of the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as of the date of this prospectus).

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Name	Age	Title
Leung Chun Yip	37	Chief Executive Officer and Executive Director
Tang Chak Ming	42	Chief Financial Officer and Executive Director
Ting Lai Har	63	Chief Operating Officer
Lau Sek Kin(1)(2)(3)	39	Independent Director
Gan Shaoling(1)(2)	49	Independent Director
Lu Runhua(1)(2)(3)	38	Independent Director
Wan Chun Lap(3)	45	Independent Director
Gong Yushan(1)(2)	44	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nomination Committee

The following is a brief biography of each of our current directors and executive officers:

Dr. Leung Chun Yip has been our Executive Director and Chief Executive Officer since our Company’s inception. Dr. Leung Chun Yip is responsible for the overall business management of our Group. With extensive experience spanning over two decades in the marketing and information technology industry in Hong Kong, Dr. Leung Chun Yip’s management skills and industry contacts provide an invaluable benefit to our business. Under Dr. Leung Chun Yip’s guidance, our company successfully developed and established a good reputation and position in the industry. Dr. Leung’s extensive prior experience in managing enterprises and building strong customer relationships across various industries has enabled him to leverage his deep expertise and industry connections to propel the growth of the Group and firmly establish the Company as a trusted market participant in integrated marketing solutions. From June 2011 to the present, Dr. Leung Chun Yip has been a director at Wai Fung Investment International Group and Shine Living Industrial Limited, where he spearheads the company’s overall management, leveraging his extensive industry expertise to identify new business prospects and cultivate robust customer relationships. Dr. Leung completed an Executive Doctorate of Business Administration administered by SABI University in 2014, as well as a Bachelor’s Degree in Business Administration from Hong Kong Polytechnic University in 2011.

Ms. Ting Lai Har has served as the Chief Operations Officer of our Company since April 2021. In this role, she is responsible for leading and managing the sales and operation team to drive sales performance and achieve the Company’s targets. Ms. Ting Lai Har also manages client relationships, ensuring clear communication and understanding of each client’s business objectives. Ms. Ting Lai Har possesses extensive working experience in the business & real estate sector as well as sales management, using her extensive leadership and management skills to develop the Company’s client relationships, as well as providing sales strategy and performance analysis. From March 1991 to the present, Ms. Ting Lai Har has been an employee at Wai Fung Investment International Group, eventually holding the title of Director, being responsible for real estate development and sales function, while also leading development teams for project planning and completion.

Mr. Tang Chak Ming has served as an Executive Director and as the Chief Financial Officer of our Company since May 2023. Mr. Tang Chak Ming has extensive experience in accounting and financial-related tasks. From November 2012 to March 2019, Mr. Tang Chak Ming was the Chief Financial Officer at Bo’s Fusion Cuisine, where he honed his skills in preparing accurate and timely financial reports for stakeholders, while also being responsible for controlling costs and enhancing operational efficiency. From May 2020 to March 2023, Mr. Tang Chak Ming took a position as Chief Financial Officer at CT Lender (Hong Kong) Limited, where he was responsible for executing financial strategies in line with lending goals and regulatory compliance, preparing accurate and timely financial reports for regulatory bodies, and ensuring adherence to lending regulations, financial laws, and compliance standards. In May 2023, Mr. Tang Chak Ming joined our Company, where he assists with developing and executing financial strategies aligned with business goals, preparing and presenting financial statements, and identifying and managing financial risks. Mr. Tang Chak Ming completed a Bachelor of Business Administration from the University of Management and Technology (Virginia) in 2015.

Mr. Lau Sek Kin (“Mr. Lau”) is an Independent Director. Mr. Lau has over a decade of experience in real estate, honing skills in strategic negotiation and market insight, while consistently driving revenue growth for the companies he has worked for. Mr. Lau is presently a consultant at Cobe Realty Limited, a boutique real estate agency specializing in residential sales and rentals within the central and western districts, with a primary focus on catering to expatriates, a role which he has held since November 2023. In his role as a consultant, Mr. Lau manages sales and leasing processes, maximizing the company’s revenue by 20-30% monthly and fostering client relationships through proactive communications. Mr. Lau started his career at Plusone Properties Limited in September 2014, a distinguished commercial agency offering specialized real estate services within Grade A and B office buildings located in Hong Kong, eventually rising to the role of Senior Consultant by October 2023. At Plusone Properties Limited, Mr. Lau assisted in formulating and implementing business strategies for the office leasing and investment section, contributing to the overall growth and success of the organization, effectively increasing the client base by 50%, while concurrently achieving a 40% closure rate on inquiries, demonstrating adeptness in client acquisition and deal execution. Mr. Lau obtained a bachelor’s degree in business (Accounting and Finance) from the University of Technology in Sydney in 2011, and a Master’s degree in Real Estate from the University College of Estate Management in 2023. Mr. Lau also holds an Estate Agent’s License in Hong Kong.

Ms. Gan Shaoling (“Ms. Gan”) is an Independent Director. Ms. Gan has over a decade of experience in the accounting and financial industry, and is seasoned in preparing financial statements and reports, developing internal financial policies, and providing strategic financial analysis. Ms. Gan is presently the Chief Financial Officer of Mingyuan Trading Development Co., Ltd., a role which she has held since September 2015, wherein she is responsible for overseeing financial strategy, managing financial activities such as fund management, tax planning, and cost control, and compiling and reviewing financial reports. From December 2006 to August 2015, Ms. Gan was employed with Huacheng Real Estate Development Co., Ltd., eventually reaching the title of Accounting Manager, in which she was responsible for managing the accounting team, optimizing financial processes, and preparing financial reports. Ms. Gan obtained an associate’s degree in accounting from the Guangdong Open University in 2023.

Mr. Lu Runhua (“Mr. Lu”) is an Independent Director. Mr. Lu is an experienced creative director with over 12 years of industry expertise and has held senior creative leadership roles at regionally renowned digital media companies, spearheading award-winning digital solutions and brand marketing campaigns. Mr. Lu is presently a creative director at Louis Creative Production Limited, a role which he has held since October 2014, where he excels in integrating diverse creative elements to craft unique brand identities and compelling user experiences for clients. Possessing exceptional creative insights and strategic thinking, Mr. Lu is responsible for identifying industry trends and consumer needs, and devising effective digital marketing strategies for businesses.

Mr. Wan Chun Lap (“Mr. Wan”) is an Independent Director. Mr. Wan has over two decades of experience in the information technology industry, with experience in server management and other programs. Mr. Wan is presently an IT Engineer at Hong Kong Baptist University, a role which he has held since August 2011, where he is responsible for the management of a complex infrastructure comprising over 800 servers across various platforms including Linux (CentOS, Redhat, Ubuntu, SUSE), Windows, AIX, and VMware. Mr. Wan also oversees storage systems such as HDS VSP SAN Storage and HPE 3PAR SAN Storage, along with networking components like Cisco Email Security and Application Load Balancers (F5, A10). Mr. Wan began his career at Chong Hing Information Technology Limited (Chong Hing Bank) in November 2000 until July 2011, eventually reaching the role of IT Manager, where he oversaw Linux and Windows servers running critical bank applications, along with managing Avaya PABX IP Phone Systems across numerous branches. Mr. Wan also managed VMware servers and implemented various backup solutions, and handled scripting for server monitoring and backup to streamline operations and ensure server status integrity. Mr. Wan holds a bachelor’s degree in PC System Administration and Network Management from the Chinese University of Hong Kong which he completed in 2002, as well as a NCC Education International Diploma in Computer Studies in 2006.

Mr. Gong Yushan (“Mr. Gong”) is an Independent Director. Mr. Gong has served as the founder of Guangzhou Fubaba Consulting Management Co., Ltd. since April 2022. In this role, he is responsible for corporate strategy formulation, business model development and enterprise lifecycle management. Mr. Gong has also provided strategic consulting services to various companies across the healthcare, biotechnology and education sectors, including Hainan Hicheng Century Education Technology Co., Ltd. since May 2022, Guangdong Kairan Biotechnology Co., Ltd. since August 2020, and Hong Kong Longsheng Wanfang Co., Ltd. since 2021. More recently, he has served as a strategic consultant to Guangzhou Deyi Kang Health Technology Co., Ltd. since February 2025, Jinzixian (Guangzhou) Pharmaceutical Biotechnology Co., Ltd. since September 2025, and Guangzhou Siyue Health Technology Co., Ltd. since October 2025. Mr. Gong received his education from Lingnan University.

Family Relationships

Ms. Ting Lai Har is the mother of Dr. Leung Chun Yip, which is a family relationship as defined in Item 401 of Regulation S-K.

Compensation of Directors and Executive Officers

For the financial year ended December 31, 2024 and 2025, we paid an aggregate of approximately HK$2,280,000 (approximately US$291,560) and HK$1,532,500 (approximately US$196,978) in cash to our Executive Directors and Executive Officers - as mentioned below.

Employment Agreements

Employment Agreement between Everbright Cayman and Leung Chun Yip

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Leung Chun Yip. The agreement provides for an annual base salary, together with such additional discretionary bonus. Leung Chun Yip’s employment will continue for a period of 3 years, subject to, amongst others, termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Leung Chun Yip shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Everbright Cayman and Tang Chak Ming

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Tang Chak Ming. The agreement provides for an annual base salary, together with such additional discretionary bonus. Tang Chak Ming’s employment will continue for a period of 3 years, subject to, amongst others, termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Tang Chak Ming shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Everbright Cayman and Ting Lai Har

Effective as of June 26, 2024, Everbright Cayman entered into an Employment Agreement with Ting Lai Har. The agreement provides for an annual base salary, together with such additional discretionary bonus. Ting Lai Har’s employment will continue for a period of 3 years, subject to termination by either party to the agreement upon 60 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ting Lai Har shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon the Company’s listing on Nasdaq Capital Market. The terms and conditions of such Directors’ Agreements are similar in all material aspects save for the term. Each Executive Director’s Agreement is for an initial term of three (3) years and will continue until the Director’s successor is duly elected and qualified. Each independent director’s agreement is for an initial term of one (1) year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual board meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Under the Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Directors’ performance of their duties, other than any such losses incurred as a result of the Directors’ gross negligence or willful misconduct.

Under the independent directors’ Agreements, the initial aggregate annual salary that is payable to our independent directors is HKD$600,000 to Lau Sek Kin, HKD$600,000 to Gan Shaoling, HKD$600,000 to Lu Runhua, HKD$600,000 to Wan Chun Lap and HKD$240,000 to Gong Yushan, respectively.

Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Family Relationships

Ms. Ting Lai Har is the mother of Dr. Leung Chun Yip, which is a family relationship as defined in Item 401 of Regulation S-K. No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually at the board meeting and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

As the date of this prospectus, our biggest shareholder, Dr. Leung Chun Yip, beneficially owns approximately 67.52% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are a “controlled company” within the meaning of the Nasdaq listing standards. Dr. Leung Chun Yip has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. However, assuming the Company issues more than 583,725 Ordinary Shares, the Company will lose its “controlled company” status. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Board of Directors

Our board of Directors consists of seven directors, five of them are independent directors. The Company intends to follow its Cayman Islands practices in lieu of the requirements of the Rule 5605 of the Nasdaq Stock Market LLC Rules. The Company’s practices with regard to these requirements are not prohibited by the Companies Act (as amended) of the Cayman Islands.

Duties of Directors

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Qualification

There is currently no shareholding qualification for directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nomination committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist our company and the board of directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at https://umeta.hk/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus. Each committee’s members and functions are described below.

Audit Committee.    Ms. Gan Shaoling, Mr. Lu Runhua, Mr. Gong Yushan and Mr. Lau Sek Kin serve on the audit committee, chaired by Ms. Gan Shaoling. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Ms. Gan Shaoling as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation Committee.    Mr. Lu Runhua, Mr. Lau Sek Kin, Mr. Gong Yushan and Ms. Gan Shaoling serve on the compensation committee, chaired by Mr. Lu Runhua. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the Board the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the Board the compensation of our Directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nominating and Corporate Governance Committee.    Mr. Wan Chun Lap, Mr. Lau Sek Kin and Mr. Lu Runhua serve on the nomination committee, chaired by Mr. Wan Chun Lap. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board criteria for board and committee membership;

●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by shareholders; and;

●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our Board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our Board, either by (1) independent directors constituting a majority of our Board’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we intend to have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of Nasdaq corporate governance rules, we intend to comply with Nasdaq corporate governance rules applicable to foreign private issuers.

Controlled Company Exception

As of the date of this prospectus, we are a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements. While we do not intend to take advantage of these exemptions presently, we may choose to take advantage of some, but not all, of the available exemptions in the future.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

As of the date of this prospectus, our controlling shareholder beneficially owns 67.52% of our total issued and outstanding Ordinary Shares, representing 67.52% of the total voting power. As a result, we are a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because our controlling shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. However, assuming the Company issues more than 583,725 Ordinary Shares, the Company will lose its “controlled company” status.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We have adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we have also adopted an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). A current copy of the Policies is posted on the Corporate Governance section of our website, which is located at https://umeta.hk/. We will disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named Executive Officers;

●	each of our Directors and Independent Directors; and

●	all of our current Executive Officers, Directors and Independent Directors as a group.

Applicable percentage ownership is based on 1,666,275 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to 3,593,713 Ordinary Shares of our Company issued and outstanding after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong.

	Shares Beneficially Owned Before this Offering(1)		Shares Beneficially Owned after this Offering(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors:
Leung Chun Yip	1,125,000	67.52%	1,125,000	31.3%
Ting Lai Har	—	—	—	—
Tang Chak Ming	—	—	—	—

Independent Directors:
Lau Sek Kin	—	—	—	—
Gan Shaoling	—	—	—	—
Lu Runhua	—	—	—	—
Wan Chun Lap	—	—	—	—

5% Shareholders:
Everbright Digital Global Limited(3)	1,125,000	67.52%	1,125,000	31.3%

(1)	Calculation based on 1,666,275 Ordinary Shares issued and outstanding as of the date of this prospectus. Ordinary Share Holders are entitled to one (1) vote per share.

(2)	Based on 3,593,713 Ordinary Shares that will be outstanding after this offering.

(3)	Leung Chun Yip, our Chief Executive Officer and Chairman of the Board, is the sole shareholder and director of Everbright Digital Global Limited, holding 1,125,000 shares of the Company, which represent 67.52% of our current issued and outstanding Ordinary Shares. Leung Chun Yip is the beneficial owner of the 1,125,000 shares held by Everbright Digital Global Limited.

History of Shares

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung Chun Yip (“Dr. Leung”), and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Everbright Digital Holding Limited was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr.  Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Initial Public Offering

On April 21, 2025, the Company completed its initial public offering of 1,500,000 Ordinary Shares at the public offering price of US$4.00 per Ordinary Share on Nasdaq, as a result of which the Company had 26,500,000 Ordinary Shares issued and outstanding.

Over-allotment Option

On May 19, 2025, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, partially exercised its over-allotment option to purchase an additional 160,000 Ordinary Shares, as a result of which the Company had 26,660,000 Ordinary Shares issued and outstanding.

Reverse Split

On January 16, 2026, the board of directors of the Company, approved amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association. The amendments provide for: (i) a reverse share split of the Company’s ordinary shares at a ratio of 1-for-16 (the “Reverse Share Split”), such that every sixteen (16) issued ordinary shares are combined into one (1) issued ordinary share, with fractional shares rounded to the nearest whole share; and (ii) a restatement of the Company’s authorized share capital to 1,250,000,000 shares of USD 0.00004 par value each to 78,125,000 shares of USD 0.00064 par value each. The Company’s ordinary shares began trading on a post-split basis on the Nasdaq Stock Market on February 9, 2026. Following the Reverse Share Split, the number of issued and outstanding ordinary shares was reduced from 26,660,000 to 1,666,250.

As of the date of this prospectus, the Company has 1,666,275 Ordinary Shares issued and outstanding.

RELATED PARTY TRANSACTIONS

As of and for the Year Ended December 31, 2025 and 2024

Below we describe transactions since 2021, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Nature of relationships with related parties

Related Party Name	Relationship to the Company
Dr. Leung Chun Yip (“Dr. Leung”)	Director and controlling shareholder of the Company
Bauhinia Holdings (China) Limited	A company controlled by Ms. Ting Lai Har, the mother of Dr. Leung
Wai Fung Investment International Group	A partnership established by Dr. Leung and Ms. Ting Lai Har, the mother of Dr. Leung
Everbright Digital Global Limited	Immediate holding company

a. Related party balances

		As of December 31,
Nature	Name	2023	2024	2025
		US$	US$	US$
Amount due to	Wai Fung Investment International Group(1)	(53,708)	-	-
Amount due from (to)	Bauhinia Holdings (China) Limited(2)	7,673	-	(19,275)
Amount due from	Everbright Digital Global Limited(3)	50,000	50,000	50,000

(1)	In 2022, Wai Fung Investment International Group (“Wai Fung”), a partnership established by Dr. Leung and Ms. Ting Lai, the mother of Dr. Leung, provided certain staff members to assist the Company’s operation as the Company had not yet successfully recruited the right candidates. Wai Fung charged the Company US$53,708 for this staff secondment. This amount was not yet settled and the amount due to Wai Fung as of December 31, 2022 and 2023 was US$53,708. As of the date of this prospectus, the amount due to Wai Fung Investment Internation Group has been fully settled.
(2)	As of December 31, 2023, the balance due from Bauhinia Holdings represented two month rental deposits of US$7,673 (HK$60,000). As of the date of this prospectus, the amount due from Bauhinia Holdings (China) Limited has been fully settled. As of December 31, 2025, the balance due from Bauhinia Holdings represented accrued rental expenses of US$19,275 (HK$150,000).
(3)	The Company was incorporated with authorized share capital of US$50,000, divided into 50,000 ordinary shares of US$1 each. Upon incorporation, 50,000 ordinary shares of US$1 each were issued to Everbright Digital Global Limited (“Digital Global”) at par value. As the Company has not yet opened a bank account, the considerations of US$50,000 was still outstanding from Digital Global as of December 31, 2023 and the date of this prospectus.

b. Related party transactions

		Years ended December 31,
Nature	Name	2023	2024	2025
		US$	US$	US$
Short lease/operating lease payments	Bauhinia Holdings (China) Limited(4)	46,036	46,036	46,179
Staff secondment fees	Wai Fung Investment International Group(2)	-	-	-
Total		46,036	46,036	46,179

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, the Companies Act and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is USD50,000.00 divided into 78,125,000 Ordinary Shares of par value USD0.00064 each. As of the date of this prospectus, 1,666,275 Ordinary Shares are issued and outstanding.

Immediately upon the completion of this offering, we will have 3,593,713 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

We have adopted the third amended and restated memorandum and articles of association on September 30, 2025, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by ordinary resolution and by our Board. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available for distribution therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may, but shall not be obligated to, hold a general meeting in each year as our annual general meeting, unless required by the rules of Nasdaq Capital Market, in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as a virtual meeting, as may be determined by our Board in its absolute discretion.

Shareholders’ general meetings may be convened by a majority of our Board. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate at least ten percent of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our Board, executed:

●	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

●	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Where the shares are not listed on or subject to the rules of any stock exchange, our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also, but are not required to, decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the ordinary share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on fourteen clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our Board may, in their absolute discretion, from time to time determine; provided always that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation.    If our company is wound up, the shareholders may, subject to our Amended and Restated Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by shareholders holding not less than two-thirds of the issued shares of that class consent in writing. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles of Association authorizes our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

History of Securities Issuances

Other than the issuance of securities in connection with the reorganization and the initial public offering, we have not issued any securities in the past three years.

Certain Cayman Islands Company Considerations

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●

is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of ninety percent (90%) of the shares to whom the offer is made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequence of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our Memorandum and Articles of Association provide that, every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own fraud, dishonesty, willful default or willful neglect, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any two or more members holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company to requisition a general meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the consent in writing of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “EDHL”.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

We are offering up to 1,927,438 Ordinary Shares, based on an assumed public offering price of $4.41 per share, which was the reported closing price of our Ordinary Shares on Nasdaq on June 24, 2026, for gross proceeds of up to approximately $8,500,000 before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be signed by and between the Company and WestPark Capital Inc. to solicit offers to purchase the securities offered by this prospectus, WestPark will act as our exclusive placement agent. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. Investors shall provide verbal orders and rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The Placement Agency Agreement provides that the Placement Agent’s obligations are subject to conditions contained in the Placement Agency Agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect that investors in this offering shall provide verbal orders with the Company to purchase Ordinary Shares, or a combination of both securities, to participate in the offering. We expect to deliver the securities being offered pursuant to this prospectus on or about               , 2026.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 6.5% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the Placement Agency Agreement, we will agree to pay WestPark a maximum of reasonable fees and expenses of the Placement Agent’s counsel, in an amount up to $50,000. The Placement Agency Agreement, however, will provide that in the event this offering is terminated, the Placement Agent will only be entitled to the reimbursement of out-of-pocket accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g).

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$4.41	$8,500,002
Placement agent fees (6.5%)	$0.29	$552,500
Proceeds, before expenses, to us	$4.12	$7,947,502

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commissions, will be approximately $200,000, all of which are payable by us. This figure does not include, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $50,000.

Right of First Refusal

We have granted the Placement Agent a right of first refusal for a period of 12 months following the closing of this offering to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity or debt offering or acquisition or disposition by us or any of our successors or subsidiaries. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances the right of first refusal shall have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between us and the representative. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by our Company for Cause.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the Shares we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the Shares we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Other Activities and Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

TAXATION

The following summary of material Cayman Islands, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	Pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	U.S. expatriates;

●	Certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% (by vote or value) or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	events, hip-hop, and marketing industries investment trusts;

●	governments or agencies or instrumentalities thereof;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

All of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as a capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we were not a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2025 and the taxable year ended December 31, 2024. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending December 31, 2026 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

●	An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

BVI taxation

A BVI business company is exempt from all provisions of the Income Tax Ordinance of the BVI (including with respect to all dividends, interests, rents, royalties, compensations and other amounts payable by the company to persons who are not resident in the BVI). Capital gains realized with respect to any shares, debt obligations or other securities of the company by persons who are not resident in the BVI are also exempt from all provisions of the Income Tax Ordinance of the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company. There are currently no withholding taxes or exchange control regulations in the BVI applicable to us.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the Directors and Executive Officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Hong Kong

Khoo & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts cannot be directly enforced in Hong Kong in accordance with the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319) (the “Ordinance”), as the application of the Ordinance is limited to judgments entered in designated jurisdictions, which currently include: Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, The Netherlands, New Zealand, and Singapore and Sri Lanka. The common law permits an action to be brought upon a foreign judgment, but it is subject to various conditions including, but not limited to, that the foreign judgement must (1) be for a definite sum of money; (2) be final and conclusive; and (3) have been entered by a court with competent jurisdiction over the defendant. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Cayman Islands

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) was not obtained by fraud, and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

British Virgin Islands

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Business Companies Act of the British Virgin Islands (as revised from time to time).

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Placement Agent’s Commission and reimbursable legal expense, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee and the Financial Industry Regulatory Authority Inc. (“FINRA”) filing fee, all amounts are estimates.

SEC Registration Fee	$1,173.85
FINRA Filing Fee	$1,775.00
Legal Fees and Expenses	$120,000.00
Accounting Fees and Expenses	$50,000.00
Miscellaneous Expenses	$27,051.15
Total Expenses	$200,000

These expenses will be borne by us. The Placement Agent’s commission of 6.5% of gross proceeds and reimbursable legal expenses of up to US$50,000 are payable solely by us and are not allocated on a per-share basis.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters regarding Hong Kong law will be passed upon for us by Khoo & Co. Ortoli Rosenstadt LLP may rely upon Khoo & Co. concerning matters governed by Hong Kong law. Sheppard, Mullin, Richter & Hampton LLP is acting as U.S. securities counsel for the Placement Agent.

EXPERTS

The financial statements for the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus have been audited by OneStop Assurance PAC, an independent registered public accounting firm, as stated in their report incorporated by reference in our Form 20-F. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of OneStop Assurance PAC is located at 10 Anson Road, #21-14 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a semi-annual report and a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at https://www.umeta.hk/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.

We incorporate by reference in this prospectus the documents listed below:

●	Form 6-Ks filed with the SEC on May 22, 2025, August 29, 2025, September 5, 2025, October 6, 2025, December 31, 2025, February 5, 2026, March 20, 2026, and April 21, 2026;

●	Form 20-F filed with the SEC on May 4, 2026; and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed on April 16, 2025, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website https://umeta.hk/ as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Upon written or oral request, we will provide to each person to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus at no cost. If you would like a copy of any of these documents, at no cost, please write or call us at:

Up to 1,927,438 Ordinary Shares

Everbright Digital Holding Limited

PRELIMINARY PROSPECTUS

Placement Agent

WestPark Capital, Inc.

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect.

Our amended and restated memorandum and articles of association currently in force provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Founding Transactions

Our Company was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As at the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of an the re-organization of our Group on May 8 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8 2024, Dr. Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above-transfers above, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

Thereafter, there were a total of 25,000,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On April 21, 2025, the Company completed its firm commitment initial public offering, to which the Company agreed to sell to Dominari Securities LLC, the representative of the underwriters of the initial public offering, an aggregate of 1,500,000 ordinary shares, par value $0.00004 per share (the “Shares”), at offering price of $4.00 per share. The Company has also granted Dominari Securities LLC a 45-day option to purchase up to an additional 225,000 Ordinary Shares to cover over-allotments, if any. On May 19, 2025, Dominari Securities LLC, as the representative of the underwriters of the initial public offering of the Company, partially exercised its over-allotment option to purchase an additional 160,000 ordinary shares of the Company at the public offering price of US$4.00 per share for gross proceeds of $640,000.

None of the offerees is a U.S. person. These transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to Form 6-K (File No. 001-42602), initially filed with the U.S. Securities and Exchange Commission on February 5, 2026)
5.1	Opinion of Ogier regarding the validity of the securities being registered
8.1	Opinion of Khoo & Co. regarding certain Hong Kong legal matters
10.1	Employment Agreement between the Registrant and Leung Chun Yip (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.2	Employment Agreement between the Registrant and Ting Lai Har (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.3	Employment Agreement between the Registrant and Tang Chak Ming (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.4	Independent Director Offer Letter between the Registrant and Lau Sek Kin (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.5	Independent Director Offer Letter between the Registrant and Gan Shaoling (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.6	Independent Director Offer Letter between the Registrant and Lu Runhua (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.7	Independent Director Offer Letter between the Registrant and Wan Chun Lap (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.8	Translation of Lease from Chinese to English between the Registrant and Bauhinia Holdings (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.9	Form of Service Agreement of the Registrant (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
10.10	Share Subscription Agreement between the Registrant and its Subscribers (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
11.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
11.2	Insider Trading Policies (incorporated herein by reference to Exhibit 14.2 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
21.1	List of Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
23.1	Consent of OneStop Assurance PAC
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Khoo & Co., Hong Kong counsel to the Registrant (included in Exhibit 8.1)
97.1	Executive Compensation Recovery Policy of the Registrant (incorporated herein by reference to Exhibit 97.1 to the registration statement on Form F-1 (File No. 333-287821), as amended, initially filed with the U.S. Securities and Exchange Commission on June 6, 2025)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 26, 2026.

Everbright Digital Holding Limited

By:	/s/ Leung Chun Yip
Leung Chun Yip, Chief Executive Officer, Executive Director (Principal Executive Officer)

By:	/s/ Tang Chak Ming
Tang Chak Ming, Chief Financial Officer, Executive Director (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Leung Chun Yip and Tang Chak Ming and each of them singly (with full power to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments and supplements (and any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory entity, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone) full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leung Chun Yip	Chief Executive Officer, Executive Director	June 26, 2026
Leung Chun Yip	(Principal Executive Officer)

/s/ Tang Chak Ming	Chief Financial Officer, Executive Director	June 26, 2026
Tang Chak Ming	(Principal Financial and Accounting Officer)

/s/ Ting Lai Har	Chief Operating Officer	June 26, 2026
Ting Lai Har

/s/ Lau Sek Kin	Director	June 26, 2026
Lau Sek Kin

/s/ Gan Shaoling	Director	June 26, 2026
Gan Shaoling

/s/ Lu Runhua	Director	June 26, 2026
Lu Runhua

/s/ Wan Chun Lap	Director	June 26, 2026
Wan Chun Lap

/s/ Gong Yushan	Director	June 26, 2026
Gong Yushan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on June 26, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.